UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2007

Healthcare Providers Direct, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51561	20-1063591
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3371 Route One, Suite 200
Lawrenceville, New Jersey		08648
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (604) 218-3177

Alpha Motorsport, Inc.
240 12 th Street, Suite 900
New Westminster, British Columbia V3M 4H2
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01 Entry into a Material Definitive Agreement.	1
Item 2.01 Completion of Acquisition or Disposition of Assets.	2
DESCRIPTION OF OUR COMPANY	3
DESCRIPTION OF OUR BUSINESS	3
RISK FACTORS	16
MANAGEMENT	23
EXECUTIVE COMPENSATION	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
DESCRIPTION OF SECURITIES	30
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	31
RECENT SALES OF UNREGISTERED SECURITIES	31
INDEMNIFICATION OF DIRECTORS AND OFFICERS	31
Item 3.02. Unregistered Sales of Equity Securities	32
Item 5.01. Changes in Control of Registrant.	32
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.	33
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.	33
Item 5.06. Change in Shell Company Status	33
Item 9.01. Financial Statements and Exhibits	33

EXPLANATORY NOTE: Healthcare Providers Direct, Inc. is filing this Current Report on Form 8-K/A to amend the Current Report on Form 8-K initially filed with the Securities Exchange Commission on February 13, 2007 to (i) update the selected financial data with audited financial information as of December 31, 2006 (ii) update the management discussion and analysis with updated financial information as of December 31, 2006, and (iii) include the audited financial statements of Healthcare Providers Direct, Inc. as of December 31, 2006.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to our ability to raise sufficient capital to finance our planned operations, market acceptance of our technology and product offerings, our ability to attract and retain key personnel, our ability to protect our intellectual property, and estimates of our cash expenditures for the next 12 to 36 months. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this current report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

EXPLANATORY NOTE

This current report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company.

This current report responds to the following items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 3.02	Unregistered Sales of Equity Securities.

Item 5.01	Changes in Control of Registrant.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.06	Change in Shell Company Status.

Item 9.01	Financial Statements and Exhibits.

Item 1.01 Entry into a Material Definitive Agreement.

Effective February 7, 2007, Healthcare Providers Direct, Inc. (f/k/a Alpha Motorsport, Inc.), a Nevada corporaiton (“Alpha”) entered into a definitive Share Exchange Agreement with Healthcare Providers Direct, Inc., a Delaware corporation (“HPD”) and the shareholders of HPD pursuant to which HPD became a wholly-owned subsidiary of Alpha (the “Merger”). The Share Exchange Agreement provided for the acquisition of all of the issued and outstanding capital stock of HPD consisting of 4,683 shares of common stock (on an as-converted, issued and outstanding basis), in exchange for 34,464,038 shares of Alpha’s common stock, par value $.001 per share (the “Share Exchange”). Prior to the closing of the Share Exchange, Alpha had 30,000,000 shares of common stock issued and outstanding and subsequent to the Share Exchange it had 44,864,038 shares of common stock issued and outstanding. The Share Exchange will be accounted for as a reverse merger for accounting purposes. Upon the closing of the Merger on February 7, 2007, HPD became a wholly-owned subsidiary of Alpha.
The issuance of the common stock of Alpha to the shareholders of HPD in the Share Exchange is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to 4(2) thereof. As such, the shares of common stock of Alpha issued in the Share Exchange may not be offered or sold unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the United States Securities and Exchange Commission (“SEC”) or with any state securities commission in respect of the Share Exchange.

In a related transaction, on February 7, 2007, pursuant to a Share Purchase Agreement, Alpha sold all of the outstanding stock of its British Columbia operating subsidiary, Alpha Motorsport, Inc., to Vincent Markovitch for $100,000. A copy of the Share Purchase Agreement is attached hereto as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets .

Overview

  On February 7, 2007, the registrant, Healthcare Providers Direct, Inc. (f/k/a Alpha Motorsport, Inc.), a Nevada corporation (“Alpha”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Healthcare Providers Direct, Inc., a privately held Delaware corporation, a nd the shareholders of Healthcare Providers Direct, Inc., pursuant to which, upon completion of the Merger, Healthcare Providers Direct, Inc. became a wholly-owned subsidiary of Alpha Motorsport, Inc . A copy of the Share Exchange Agreement is attached hereto as Exhibit 10.2. Following the Share Exchange, Alpha intends to effect a short-form parent-subsidiary merger of Healthcare Providers Direct, Inc. with and into Alpha, pursuant to which the separate existence of Healthcare Providers Direct, Inc. will terminate. After the closing of the Share Exchange, the Company had outstanding 375,000,000 shares of common stock authorized, of which 10,000,000 shares of common stock constitutes the Company's current “public float”.

As used in this Current Report on Form 8K and unless otherwise indicated, references to the “Company,” “we,” “us,” and “our” for the periods prior to the closing of the Share Exchange and Merger refer to Alpha Motorsport, Inc., and references to the “Company,” “HPD,” “we,” “us,” and “our” for the periods subsequent to the closing of the Share Exchange and Merger refer to Healthcare Providers Direct, Inc. and assume the consummation of the Share Exchange and Merger and the name change from Alpha Motorsport, Inc. to Healthcare Providers Direct, Inc.

Changes Resulting from the Merger

We intend to carry on the business of HPD as our sole line of business. We will relocate our executive offices to 3371, Route One, Suite 200, Lawrenceville, New Jersey, 08648, and our telephone number will be (609) 919-1932.

Under Nevada law, the Board of Directors of Alpha approved the completion of the Merger and its related transactions without stockholder approval, as the Nevada Revised Statutes does not require stockholder approval from the acquiring entity in an acquisition. The Share Exchange and Merger and the related transactions were approved by the HPD Board of Directors and the requisite number of HPD stockholders by written consent in lieu of a meeting on October 23, 2006.

Accounting Treatment

The Share Exchange is being accounted for as a “reverse merger,” since as a result of the Share Exchange the shareholders of HPD now own a majority of the outstanding shares of the common stock of Alpha. HPD is deemed to be the acquirer in the Share Exchange for accounting purposes and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of HPD and will be recorded at the historical cost basis of HPD. As a result of the Share Exchange, there was a change in control of Alpha, however, Alpha will continue to be a “small business issuer,” as defined under the Exchange Act of 1934, as amended (the “Exchange Act”).

Election to the Board of Directors

As described more fully below, the current directors of Alpha Motorsport, Inc., Vincent Markovitch, John Markovitch, Sr. and John Markovitch, Jr. resigned effective at the close of business on February 7, 2007 and Norman Proulx, Donald Farley, William Dioguardi and W. Barry McDonald were appointed to fill the vacancies on the Board of Directors.

Registration Rights

In connection with the Share Exchange, we assumed the obligation to register (i) up to 400,000 shares of common stock issued by Alpha in a private placement (the “Alpha Private Placement”) and (ii) up to 4,775,368 shares of common stock of Alpha underlying two warrants to be issued to Investa Capital Partners, Inc. after the Merger. Such registration statement (the “Registration Statement”) is required to be filed by September 30, 2007.

Prior to the Merger, Alpha was a shell company as defined by the Securities Act. As a result, the following information is provided in substantially the form it would be provide were the registrant filing a Form 10-SB.

DESCRIPTION OF OUR COMPANY

We were originally incorporated in Nevada in April 2004 as Alpha Motorsport, Inc.(“Alpha”), a development stage company that attempted to engage in the business of automobile sales and had minimal business operations prior to the time of the Share Exchange and Merger. On January 24, 2007, Alpha formed a wholly-owned subsidiary, Healthcare Providers Direct, Inc., a Nevada corporation and on January 24, 2007, completed a short-form merger pursuant to the Nevada Revised Statutes, and effectively changed its name to “Healthcare Providers Direct, Inc.”, a Nevada corporation.

Healthcare Providers Direct, Inc. was formed as a Delaware corporation incorporated on October 28, 2004 for the purpose of selling and distributing diagnostic tests directly to physician offices and other healthcare providers. After the Share Exchange and Merger, Alpha succeeded to the line of business of HPD, which will be continued as its sole line of business.

DESCRIPTION OF OUR BUSINESS

HPD began commercial activity in June 2005 and was founded to develop cost-effective methods of communicating to doctors the availability of state-of-the-art diagnostic tests that can be performed in his/her office that will give immediate results during the patient’s visit, thus providing better patient care and increased revenue for such doctor’s practice. More specifically, upon the communication of the availability of such diagnostic tests and a request by a physician for the purchase of one or more of the diagnostic products, HPD intends to market, sell and distribute such diagnostic products to the requesting physician(s).

Since its commencement, HPD has developed the capability to cost-effectively reach physicians through verbal, facsimile and email communications and face-to-face meetings, and has secured physician customers and received repeat orders from them that have included multiple test purchases. HPD believes that it is now positioned to capitalize on such capabilities and customers developed over the past 20 months and accelerate growth through a greater number of communications to doctors, and by adding to our product portfolio new, innovative, easy to use, and sometimes one-of-a-kind diagnostic tests previously only performed in outside laboratories.

Business Strategy

The Company’s goal is to become the first national, direct-to-doctor distributor of CLIA-waived diagnostic tests that can provide meaningful, incremental revenue and profit for doctors’ practices. Key elements of the Company’s business strategy include the following:

•
Expand upon the proven successful and cost-effective methods already developed by HPD management to inform doctors of diagnostic tests that can improve patient care while providing doctors with incremental revenue and profit, with little investment in inventory and no need for additional staff.

•	Hire two national sales directors and one marketing director.

•	Utilize already established and owned physician customer lists (over 75,000 offices) to quickly sell additional diagnostics to early adopters.

•
Expand the successful National Flu Surveillance Network® (www.fluwatch.com) to include additional respiratory diseases such as Strep and RSV, and link to the HPD website (www.healthcareprovidersdirect.com).

•	Create the largest exclusive data base of complete doctor contact information, including doctor approvals for routine contact by HPD.

•
Focus on securing exclusive rights to sell and distribute additional “novel” diagnostic tests that will allow HPD to continue to offer timely diagnostic tests with the latest technological advantages to primary care physicians.

•	Conduct clinical trials and obtain 510(k) approval from the FDA and CLIA waiver for three new diagnostic tests.

•	Utilize management’s proven expertise to cost-effectively market products that may be ineffectively distributed under conventional distribution channels.

•	Place advertisements in high readership practice management publications.

•	Exhibit at key professional conventions/shows.

Any inability to commercialize our diagnostic tests or obtain rights to market and distribute these tests would negatively impact our business strategy. Any failure to commercialize our diagnostic tests would likely cause us to alter, perhaps significantly, our strategy. This could materially adversely affect our business plan and our ability to manage and finance our company.

Products - Novel Diagnostic Tests Currently Sold and Marketed by HPD

 Background regarding “CLIA Waiver”. The Clinical Laboratory Improvement Amendments of 1988 (CLIA) law specified that laboratory requirements for performing diagnostic tests be based on the complexity of the test performed and established provisions for categorizing a test as “waived” (diagnostic tests may be waived from regulatory oversight if they meet certain requirements established by the statute). In the regulations promulgated pursuant to CLIA, waived tests were defined as simple laboratory examinations and procedures that are cleared by the Food and Drug Administration (FDA) for home use; employ methodologies that are so simple and accurate as to render the likelihood of erroneous results negligible; or pose no reasonable risk of harm to the patient if the test is performed incorrectly.

Uni-Gold™ Recombigen® HIV 1 Test (the “HIV Test”) - The FDA approved and CLIA waived 10-minute test performed from a simple whole-blood finger stick. CLIA-waiver allows for the performance and marketing of this test in 189,000 laboratories in the United States, including doctors’ offices and clinics. HPD launched the HIV test in July 2005.

•	HPD has identified and is marketing to niche doctors’ practices nationwide that perform a high volume of HIV testing.

•
HPD has entered into a material understanding with the manufacturer for Uni-Gold™ Recombigen® HIV 1 Test distribution responsibility for all state, county and local health departments nationwide. Initial contact has been made to 1,414 offices.

•
HPD has agreed to provide 25,000 HIV tests to the National Association of Community Health Centers (NACHS) for a pilot program aimed at the development of the protocol for their organization-wide HIV testing program launched in December 2006.   NACHS is a federally funded, non-profit organization with a total of 1200 clinics nationwide, providing health care to 16 million people in low income and rural communities.

ImmunoDip™ Test For Microalbuminuria - FDA approved and CLIA-waived 3-minute test performed from a simple urine sample. HPD launched in July 2005 . This product is capable of detecting albumin in urine at a very early stage giving physicians the ability to begin treatment sooner.

ZstatFlu® Rapid Test for Influenza - FDA approved and CLIA-waived 20-minute test. HPD started selling and distributing ZstatFlu in the United States in June 2005 .

•
The patented technology reads accurately for every known type and strain of influenza including all human, equine, swine and avian strains. The Center for Disease Control (CDC) reports that the test accurately reads for H5N1 avian flu.

•	New production of the test will have a 20-year shelf life versus other tests with a maximum 2-year shelf life.

•	Specimens are taken by a simple back-of-the-throat swab. The Specimens can be shipped overnight, (to the CDC during any major flu epidemic) stored at room temperature and read accurately for 24 hours.

•	Requires only two minutes of a technician’s time to process and read the results allowing for multiple tests to be administered during the 20-minute incubation time.

•	HPD is negotiating distribution agreements for this test in China and Turkey.

ThyroTest® Rapid Thyroid Stimulating Hormone Screen - the only FDA approved and CLIA-waived 10-minute finger stick, whole blood, one-step rapid test for Hypothyroidism screening in adults. HPD launched this test in January 2006 .

Clearview ULTRA FOB (Fecal Occult Blood) Test - FDA approved and CLIA-waived 5-minute test for the detection of human hemoglobin in feces. HPD launched this test in February 2006 .

New Products for 2007

In 2007, we began clinical studies on two doctor office tests that will allow physicians the ability to receive a diagnosis while the patent is still in the doctor’s office. These tests report on two medical conditions that generate some of the largest number of primary care physician visits. By the fourth quarter 2007, we hope to have received FDA approval for these tests and be in a position to provide them to our physician network. We also expect to begin the FDA approval process on a third point of care test before the end of 2007.

Aramsco/HPD Initiative

Aramsco is a leading supplier to several federal government agencies such as the Department of Defense, Health and Human Services (including the Centers for Disease Control ), and Homeland Security .

HPD is the exclusive world-wide distributor of the ZstatFlu® Rapid Test for Influenza. The ZstatFlu test is the only test available today that has all of the critical test features necessary to make it an invaluable component of the strategic planning, preparation and execution of the US Pandemic Preparedness Action Plan for Avian Influenza, including:

•	the ability to read all strains of flu including the H5N1 strain of avian influenza;

•	20-year shelf life that allows it to be stock piled for long periods of time;

•	test is easy to administer with a simple throat swab; and

•	specimens can be shipped unrefrigerated overnight to the CDC.

Aramsco and HPD have developed the first ever Pandemic Preparedness Kit for Avian Flu. The kit includes:

•	100 ZstatFlu rapid influenza tests;

•	masks, gowns, head and foot covers and rubber gloves for both the patient and the healthcare provider; and

•	four specially-developed specimen transport containers approved by the United Nations.

HPD and Aramsco have also developed a kit that would be used by health departments or clinics of major corporations.

Distribution and Suppliers

HPD utilizes third-party suppliers to supply its product and distributes the product directly to its customers.

Competition

Healthcare Providers Direct, Inc. utilizes a unique method of distribution, communicating directly with physicians and their key personnel. Our selective product line includes the latest and best diagnostic tests, using today’s technologies, for tests doctors regularly perform in their practice. Assuming conservative Medicaid reimbursements, our pricing delivers greater profit to the doctors’ practices with less out-of-pocket spending.

HPD’s primary competitors are major distributors such as Henry Schein, Inc., Physicians Sales and Service, Inc., McKesson Corp., Fisher Scientific International, Inc. and Cardinal Health, Inc.   These distributors employ large sales staffs that may be calling on doctors’ offices on a routine basis. However, these sales people are selling from a catalog with an enormous product line in many different product categories, and typically do not focus their selling efforts on products that could enhance the revenue potential of the doctor’s practice. The overhead cost to employ the sales force would make it difficult for them to offer HPD’s selling price on specific diagnostic tests.

Legal Proceedings

The Company is not a party to any pending legal proceedings.

Employees

As of May 7, 2007, HPD had 5 full-time employees. Within the next three months, HPD intends to hire two dedicated salespersons and one employee in marketing.

 Property

Our main office is located at 3371 Route One South, Lawrenceville, New Jersey, where we occupy approximately 3,400 square feet of office space at the premises commonly known as Lawrence Commons. The rent is approximately $6,280 per month and the term of the lease expires on January 31, 2008.

Our current facilities are anticipated to be sufficient for the next 12 months of our operations.

SELECTED FINANCIAL DATA

The table appearing below sets forth our selected financial data for the periods indicated. This information should be read together with the discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes to those statements included elsewhere in this prospectus.

Healthcare Providers Direct, Inc.

For the Period from January 3 through December 31, 2005 and the  year ended December 31, 2006.

	12/31/2005	12/31/2006
Revenues	$335,033	$539,990
Gross Profit	206,777	297,042
Total operating expenses	1,058,196	1,528,954
Loss from operations	(851,419)	(1,231,912)
Other income and expense	(10,195)	(19,478)
Net loss	(861,614)	(1,251,390)
Basic and diluted loss per common share:	(553.03)	(803.20)
Weighted average common shares outstanding, basic and diluted:	1,558	1,558

Following is selected balance sheet data as of December 31, 2005 and December 31, 2006:

	12/31/2005	12/31/2006
Total Assets	$461,705	$682,341
Working Capital (Deficiency)	(329,753)	(907,267)
Total Liabilities	563,113	1,422,489
Shareholders' Deficiency	(101,408)	(740,148)

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K.

The following discussion reflects our plan of operation. This discussion should be read in conjunction with the audited financial statements of Healthcare Providers for the year ended December 31, 2006 and for the period from January 3, 2005 (commencement of operations) through December 31, 2005. This discussion contains forward-looking statements, within the meaning of Section 27A of Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Current Report on Form 8-K, particularly under the headings “Forward Looking Statements” and “Risk Factors.”

Financial Overview

HPD was formed as a Delaware corporation incorporated on October 28, 2004 for the purpose of selling and distributing diagnostic tests directly to physician offices and other healthcare providers. HPD commenced business operations on January 3, 2005. On February 7, 2007, the Company entered into a definitive Share Exchange Agreement with Alpha Motorsports, Inc., a Nevada corporation (“Alpha”) and the shareholders of HPD pursuant to which HPD became a wholly-owned subsidiary of Alpha (the “Merger”). The share exchange agreement provided for the acquisition of all of the issued and outstanding capital stock of Alpha consisting of 4,683 shares of common stock (on an as-converted, issued and outstanding basis), in exchange for 34,464,038 shares of the Company’s common stock, par value $.001 per share.

Our facility is located in Lawrenceville, New Jersey.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since HPD’s inception, it has experienced significant operating losses and negative cash flows from operations. As of December 31, 2006, we had an accumulated net deficit of $(2,113,004) and a working capital deficiency of $(907,267). These factors raise substantial doubt about our ability to continue as a going concern. Also, as a result of our losses and financial condition, the opinion of our Independent Registered Public Accountants on our audited financial statements for the fiscal year ending December 31, 2006 has included an explanatory paragraph relating to the “going concern.” A going concern explanatory paragraph indicates that there is substantial doubt about our ability to continue as a going concern for at least a reasonable period of time. Our ability to continue as a going concern ultimately depends on our ability to increase sales and reduce expenses to a level that will allow us to operate profitably, sustain positive operating cash flows and on our ability to raise additional capital.

Current trends and outlook

With the launch of six additional diagnostic tests during 2006 our current product portfolio totals 14 products. We have increased the number of communications to our contact lists of Primary Care Physicians (Family Practitioners, General Practitioners, Internal Medicine, Obstetricians/Gynecologists, and Pediatricians). This has accelerated the build up of our active Physician customer base. Also, we continue to communicate with our customers on a weekly basis regarding product specific and general practice opportunities we discover. These communications aid us in receiving timely re-orders and the purchase of additional tests by our Physician customers.

In 2007 we have begun clinical studies on two doctor office tests that will allow physicians the ability to receive a diagnosis while the patient is still the doctor’s office. These tests report on two medical conditions that generate some of the largest number of primary care physician visits. By the fourth quarter 2007, we anticipate to have received FDA approval for these tests and be in a position to provide them to our physician network. We also expect to begin the FDA approval process on a third point of care test before the end of 2007.

We began the process of identifying heavy user groups of individual rapid diagnostics and are now communicating the benefits and availability of our products to those organizations. We will add two National Sales Directors to optimize the development of these high user customers.

In 2007 and beyond, it is the Company’s intention to expand upon the formula that proved itself in 2005 and 2006. By communicating the availability of our product portfolio, we cost effectively open new customers on a continual basis, provide high quality service and timely shipping, enjoy a high re-order rate and the expansion by our customers of the number of rapid diagnostics they purchase from us. The objective is to build an ever growing network of physician office customers, increase the number of diagnostics each physician office purchases, expanded the portfolio of novel diagnostics that can be performed in primary care physician offices, and develop relationships with high user groups; the sum of which should deliver increased revenue and gross profit contribution utilizing proven, cost effective communication and marketing methods while maintaining strict expense controls.

Revenue Sources

We currently derive revenues from the sale and distribution of diagnostic tests directly to physicians and other healthcare providers in the United States.

Critical Accounting Estimates

Accounting estimates and assumptions discussed in this section are those that we consider to be the most critical to an understanding of our financial statements because they inherently involve significant judgments and uncertainties. For all of these estimates, we caution that future events rarely develop exactly as forecast, and the best estimates routinely require adjustments.

Allowance for Doubtful Accounts

The Company extends credit to its customers, based upon credit evaluations, in the normal course of business, primarily 30-60 day terms. Bad debt expense is provided on the allowance method based on historical experience and management’s evaluation of outstanding accounts receivable. Accounts are written off when they are deemed uncollectible. The Company does not require collateral from its customers.

Impairment of Long Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of any asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the costs to sell. To date, no impairment losses have been recognized.

Valuation allowance for Income Taxes

The Company accounts for income tax in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred tax assets to the amount expected to be realized. The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets that may not be realized due to the Company’s inability to generate profits to utilize NOL’s. The net increase in the valuation allowance is primarily related to increases in federal and state NOL carryovers.

Results of Operations

The results of operations related to Alpha Motorsport are not material and are therefore not included in either the Financial Statements or Management’s Discussions and Analysis hereof. The Results of operations provided below consist of Healthcare Providers Direct, Inc. results only.

For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005.

Revenues

Gross Revenues for the year ended December 31, 2006 was $539,990 as compared to $335,033 for the period from January 3, 2005 through December 31, 2005, which represented an overall increase in sales of $204,957. This increase was due primarily to three distinct factors. First, revenues from the period ended December 31, 2005 were generated for a nine month period beginning with our first sale in April 2005 as compared to a full year of sales for 2006. Second, six additional diagnostic tests were added to our product portfolio during the year ended December 31, 2006. Third, due to an increase in our marketing efforts we acquired 453 new customers during the year ended December 31, 2006, which added additional revenue growth across all product lines.

Cost of Sales

Our cost of sales increased to $242,948 for the year ended December 31, 2006, as compared to $128,256 for the period from January 3, 2005 through December 31, 2005. This increase was attributed to the increase in sales.

Gross Margin

Gross Margin decreased to 55.0% for the year ended December 31, 2006, which totaled $297,042, from 61.7% for the period January 3, 2005 through December 31, 2005, which represented a gross margin of $206,777. This was due to the change in the overall product mix which increased our revenues. More specifically this included the addition of lower profit margin products consisting of the hCG Pregnancy test, Sediplast ESR System and the Thyroid Stimulating Hormone Screen test that were added during 2006.

Expenses

We incurred an increase in operating expenses of $470,758 to $1,528,954 for the year ended December 31, 2006, as compared to $1,058,196 for the period January 3, 2005 through December 31, 2005. These expenses consisted of general and administrative expenses, marketing expenses and Research and Development work on both the Zstat Flu test and Clinical work two new diagnostic panels during the year ended December 31, 2006.

General and Administrative Expenses

General and administrative expenses were $1,127,520, for the year ended December 31, 2006, as compared to $853,635 for the period from January 3, 2005 through December 31, 2005. The primary reason for the increase of $273,885 was HPD’s continued expansion over the past year. Specific increases are related to the following items:

Increases in Salaries of $158,461 for a full year during 2006 as compared to partial salaries during the period from commencement through December 31, 2005. There was an increase of a total of $115,423 in combined legal, rent, insurance and professional expense over the previous twelve months. During 2005 the Company shared rental space with Gynetics, Inc. a business run by the Company’s current management. During this time period the Company did not pay any rental expense but recorded an expense of $37,675 with an offsetting amount recorded as a contribution from the shareholders to reflect the benefit of receiving free rent. The Company entered into its own lease agreement beginning January 2006 and will continue to share rental space with the above mentioned company during the course of the year.

The increase in legal expenses of $40,516 is attributable to the various contract negotiations pertaining to new products and in increase in general corporate legal fees.. The increase of insurance expense in the amount of $18,744 pertains to an increase in liability and package insurance.

Included in general and administrative expenses is depreciation of $8,019 and $2,584 for the year ended December 31, 2006 and for the period from January 3, 2005 through December 31, 2005.

Research and Development

Research and development expenses were $52,311 for the year ended December 31, 2006 as compared to $24,442 for period from January 3, 2005 through December 31, 2005. The increase of $27,869 was the result of expanded research and development focused on the current ZstatFlu Rapid Test for Influenza to confirm the test accurately reads for H5N1 avian flu. In addition, a consultant was retained for the development of clinical protocols for two new diagnostic panels.

Sales and Marketing

Sales and marketing expenses were $349,123 for the year ended December 31, 2006, as compared to $180,199 for the period January 3, 2005 through December 31, 2005. This increase of $169,004 is attributable to our increased marketing effort during the year ended December 31, 2006. During 2006 we increased our blast fax marketing campaign by $34,000, in addition we retained an outside telemarketing service and incurred $30,000 in additional expense during the year ended December 31, 2006. Our advertising expenses increased an additional $76,000 with new publications in Physicians Practice Magazine and the development of placement advertising.  An additional $6,000 was spent on convention. We also retained a customer service representative in May 2005, which yielded an incremental $23,000 to salaries and benefits.

Operating Loss

Our operating loss was $(1,251,390) for the year ended December 31, 2006, as compared to $(861,614) for the period January 3, 2005 through December 31, 2005. The increase of $(389,776) in the operating loss is primarily due to the aforementioned factors as described above.

Interest Expense

Interest expense was $19,568 for the year ended December 31, 2006 compared to $11,219 for the period January 3, 2005 through December 31, 2005. The increase of $8,349 was due primarily to an increase in debt financing as described under the financing section.

Net Loss

Our net loss increased to $(1,251,390) for the year ended December 31, 2006, as compared to $(861,614) for the period January 3, 2005 through December 31, 2005. The increase of $(389,776) in the operating loss is primarily due to the aforementioned factors as described above.

Seasonality

Our operations have historically been seasonal, with higher revenues generally occurring in the first half of our fiscal year (January to June) as a result of increased demand for our services and products during the flu, strep, and RSV seasons.

Liquidity and Capital Resources

 The Company has not historically generated, and does not currently generate, enough revenue to provide the cash needed to support its operations, and has continued to operate primarily by raising capital and incurring debt. In order to better position the Company to take advantage of potential growth opportunities and to fund future operations, the Company completed the Series B Private Placement financing which raised a total of $2,548,000, upon the issuance of 2,548 shares. On February 7, 2007, these shares were converted into common stock.

As of December 31, 2006, Healthcare Providers Direct, Inc. had Current Assets in the amount of $515,222, consisting of $263,494 in Cash and Cash Equivalents, $60,160 in Accounts Receivable, and $161,071 in Inventory and $30,497 in Prepaid Expenses. As of December 31, 2006, Healthcare Providers Direct had Current Liabilities in the amount of $1,422,489, consisting of $864,329 in Accounts Payable and Accrued Liabilities, $218,160 in Revenue Share Liabilities, and $340,000 in Short Term Loans. This resulted in negative working capital in the amount of $907,267.

On February 7, 2007, HPD and Alpha consummated the Share Exchange Agreement.

On October 5, 2006, a $100,000 10% per annum bridge loan was issued in connection with the reverse merger to the Company from Investa Capital Corp, (which was subsequently was repaid on February 7, 2007).

On June 1, 2006, the Company issued promissory notes in the aggregate principal amount of $90,000 to the officers of the Company. These notes mature on June 1, 2007, accrue interest at 8.5% and are secured by the assets of the Company, subject to the security interest of the Board member who issued the convertible note payable (Note 6).

On February 26, 2006, a member of the Board and Series A holder agreed to lend the Company $150,000 in three installments (which was subsequently repaid on January 22, 2007). The principal amount of each loan installment, plus interest at 8.5%, must be repaid within 180 days unless converted. At any time while the principal is outstanding, the principal plus accrued interest can be converted into shares of Series B at a price of $875 per share. The Company also agreed to issue to the holder a warrant to purchase that number of additional shares of Series B such that, upon conversion of such shares to Common Stock, the converted shares would represent 0.5% of all of the Company’s issued and outstanding Common Stock on a fully diluted basis. The price for such shares would be $875 per share (Note 6).

In June 2005, the Company entered into a note payable agreement with a member of the Board of Directors under which the Board member loaned the Company $250,000 (the “Note”). The Note is convertible into shares of Series A Redeemable Preferred stock based on the amount of fundraising done by the Company through the issuance of Series B Preferred Stock, provided the Company raises at least $500,000 of Series B Preferred Stock (the “Financing”). The entire amount due and owing under the Note was converted into 577 shares of Series A Redeemable Preferred stock, upon the cumulative issuance of $750,000 of Series B Preferred Stock (Note 6).

Future Liquidity and Capital Needs

Based upon our current working capital position, current operating plans and expected business conditions,
Management believes that there is sufficient working capital to finance operations through 2007, however, there is no assurance that the recent financing will be sufficient to fund operations until sales and profitability improve to the point that we are to operate from internally generated cash flows. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our possible inability to continue as a going concern.

Significant additional capital resources are required from sources including equity and/or debt financings, license arrangements, grants and/or collaborative research arrangements in order to develop products. Thereafter, additional working capital will need to be raised. The current burn rate is approximately $127,000 per month excluding capital expenditures. We anticipate an increase in our burn rate during the first half of 2007 to approximately $250,000 per month. This increase will be attributable to an increase in planned head count and the acceleration of our clinical studies and marketing strategy.

If we decide to engage in such funding activities, or if our operating results fail to meet our expectations, we could be required to seek additional funding through public or private financings or other arrangements. In such event, adequate funds may not be available when needed, or, may be available only on terms which could have a negative impact on our business and results of operations. In addition, if we raise additional funds by issuing equity or convertible securities, dilution to then existing stockholders my result.

The timing and degree of any future capital requirements will depend on many factors, including:

•
the magnitude and scope of our research and development programs and our ability to establish, enforce and maintain strategic arrangements for research, development, clinical testing, manufacturing and marketing;

•	our progress with preclinical development and clinical trials;

•	the time and costs involved in obtaining regulatory approvals;

•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patents; and claims; and

•	the number and type of product candidates that we pursue.

Additional financing through strategic collaborations, public or private equity financings or other financing sources may not be available on acceptable terms, or at all. Additional equity financing could result in significant dilution to our stockholders. Further, if additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, product candidates or products that we would otherwise seek to develop and commercialize on our own. If sufficient capital is not available, we may be required to delay, reduce the scope of or eliminate one or more of our product lines.

Contractual Obligations Balances:

	2007	2008
Office lease	$88,550	$10,680

Off Balance Sheet Arrangements

We did not have any off balance sheet arrangements as of December 31, 2006.

RISK FACTORS

Risks Related to Our Company and Our Business

We have a limited operating history.

We are an early stage company, subject to all the risks and uncertainties inherent in a new business and the development, distribution and sale of new products and have generated limited revenue to date. As a result, we still must establish many functions necessary to operate a business, including finalizing our managerial and administrative structure, continuing product and technology development, assessing and commencing our marketing activities, implementing financial systems and controls and personnel recruitment.

Accordingly, you should consider our prospects in light of the costs, uncertainties, delays and difficulties frequently encountered by companies in the early stages of the establishment of a new business, particularly companies in new and rapidly evolving markets, including the diagnostic testing market. Potential investors should carefully consider the risks and uncertainties that a company with a limited operating history will face. In particular, potential investors should consider that we cannot assure you that we will be able to:

•   successfully implement or execute our current business plan, or that our business plan is sound;

•   maintain our current business plan;

•   maintain our anticipated management and advisory team;

•   raise sufficient funds in the capital markets;

•   develop relationships with collaborators, including marketing and development partners, that may be necessary to exploit the products we intend to market and develop; or

•   respond effectively to competitive pressures without the resources of a large company.

If we cannot successfully execute any one of the foregoing, our business may not succeed.

Lack of Definitive Contracts.

Although we have secured rights to most of the products described above and/or other similar products, we have not yet entered into binding contracts for all of such products. See “Description of our Business”.   In addition, even if we are able to secure the right to sell and distribute such products there is no guaranty that our rights will be exclusive.

Some of our product candidates have yet to be approved by the FDA. The progress and results of any future pre-clinical testing or future clinical trials are uncertain, and the failure of our product candidates to receive regulatory approvals will have a material adverse effect on our business, operating results and financial condition.

In addition, our product candidates must satisfy rigorous standards of safety and efficacy before they can be approved by the FDA. The FDA has full discretion over this approval process. In addition, delays or rejections may be encountered based upon additional government regulation, including any changes in FDA policy, during the process of product development, clinical trials and regulatory approvals.

In order to receive FDA approval to market a product candidate or to distribute our products, we must demonstrate through clinical trials that the product candidate is safe and effective for diagnosis of a specific condition.

We might be unable to develop product candidates that will achieve commercial success in a timely and cost-effective manner, or ever.

Even if regulatory authorities approve our product candidates, they may not be commercially successful. Our product candidates may not be commercially successful because physicians, government agencies and other third-party payors may not accept them. Third parties may develop superior products or have proprietary rights that preclude us from marketing our products. Patient acceptance of and demand for any product candidates for which we obtain regulatory approval or license, will depend largely on many factors, including but not limited to, the extent, if any, of reimbursement of testing costs by government agencies and other third-party payors, pricing, the safety and effectiveness of alternative products, and the prevalence and severity of side effects associated with our products.

If we fail to obtain necessary funds for our operations, we will be unable to maintain and develop and commercialize our products.

We believe that our existing cash and cash equivalents should be sufficient to meet our operating and capital requirements for approximately 3 months from May, 2007, although changes in our business, whether or not initiated by us, may affect the rate at which we deplete our cash and cash equivalents. Our present and future capital requirements depend on many factors, including:

•   the results of clinical testing;

•   changes in product candidate development plans needed to address any difficulties that may arise in manufacturing, clinical studies or commercialization;

•   our ability and willingness to enter into new agreements with strategic partners, and the terms of these agreements;

•   the costs of investigating patents that might block us from developing potential product candidates;

•   the costs of recruiting and retaining qualified personnel; and

•   the time and costs involved in obtaining regulatory approvals.

As of December 31, 2005 and 2006 we had an accumulated net deficit of approximately $861,000 and  $2,113,004, respectively.  These losses result, in part, from our high corporate expenses in connection with the establishment of the business and the limited revenues we had during the same periods. We believe that our corporate expenses, as a percent of revenue, will decrease going forward as a result of revenue increases, however, there are no assurances that we will be able to significantly grow our revenue, reduce our corporate expenses or become profitable in the future. These factors raise doubt about our ability to continue as a going concern. Also, as a result of our losses, the opinion of our Independent Registered Public Accountants on our audited financial statements as of December 31, 2006 and for the year then ended and for the period from January 3, 2005 (commencement of operations) through December 31, 2005 included an explanatory paragraph relating to "going concern consideration." A going concern consideration explanatory paragraph indicates that our auditors have substantial doubt about our ability to continue as a going concern for at least a reasonable period of time. Our ability to continue as a going concern ultimately depends on our ability to increase sales and reduce expenses to a level that will allow us to operate profitably and sustain positive operating cash flows.

We may need to raise additional capital.

We may require additional capital in the future, and we do not have any assurance that funding will be available when we need it on terms that we find favorable, if at all. We may seek to raise these funds through public or private equity offerings, debt financings, credit facilities, or corporate collaborations and licensing arrangements. If adequate funds are not available or are not available on acceptable terms, our ability to fund our operations, take advantage of opportunities, develop products and technologies, and otherwise respond to competitive pressures could be significantly delayed or limited, and we may need to downsize or halt our operations.

Future capital raises may dilute our existing stockholders’ ownership and/or have other adverse effects on our operations.

If we raise additional capital by issuing equity securities, our existing stockholders’ percentage ownership will be reduced and they may experience substantial dilution. If we raise additional funds by issuing debt securities, the terms of the debt securities issued could impose significant restrictions on our operations. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our candidate products, or to enter into license agreements on terms that are not favorable to us.

We depend on key members of our management and advisory team and will need to add and retain additional leading experts.

We are highly dependent on our executive officers and other key management and technical personnel. If we fail to retain our Chief Executive Officer, Norman Proulx, or any other key management and technical personnel, this could have a material adverse effect on our future operations. Our success is also dependent on our ability to attract, retain and motivate highly trained technical, marketing, sales and management personnel, among others, to produce our product candidates and, if our product candidates are produced, to market our products and to continue to produce enhanced releases of our products. Within a reasonable time after the consummation of the Share Exchange and Merger, we anticipate entering into an employment agreement with Norman Proulx, but none of our other employees.

Our success also depends on our ability to attract, retain and motivate personnel required for the development, maintenance and expansion of our activities. There can be no assurance that we will be able to retain our existing personnel or attract additional qualified employees. The loss of key personnel or the inability to hire and retain additional qualified personnel in the future could have a material adverse effect on our business, financial condition and results of operation.

We may suffer losses from product liability claims if our product candidates cause harm to patients.

Any of our product candidates could cause adverse events, such as failure to render accurate test results. These failures may not be observed in clinical trials, but may nonetheless occur after commercialization. If any of these failures occur, they may render our product candidates ineffective and our sales would suffer.

In addition, potential adverse events caused by our product candidates could lead to product liability lawsuits. If product liability lawsuits are successfully brought against us, we may incur substantial liabilities and may be required to limit commercialization of our product candidates. Our business exposes us to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of pharmaceutical products. We may not be able to avoid product liability claims. We will endeavor to maintain sufficient product liability insurance. If we are unable to retain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims, we may be unable to commercialize our product candidates. A successful product liability claim brought against us in excess of our insurance coverage, if any, may cause us to incur substantial liabilities and, as a result, our business may not succeed.

We may rely on third parties to implement our manufacturing and supply strategies.

If our current and future manufacturing and supply strategies are unsuccessful, then we may be unable to complete any future clinical trials and/or commercialize our product candidates in a timely manner, if at all. Completion of any potential future clinical trials and commercialization of our product candidates will require access to, or development of, facilities to manufacture a sufficient supply of our product candidates. We do not have the resources, facilities or experience to manufacture our product candidates on our own and do not intend to develop or acquire facilities for the manufacture of product candidates for clinical trials or commercial purposes in the foreseeable future. We intend to continue to rely on contract manufacturers to produce sufficient quantities of our product candidates necessary for any clinical testing we undertake in the future. Such contract manufacturers may be the sole source of production and may have limited experience at manufacturing, formulating, analyzing, filling and finishing our types of product candidates.

If we make technology or product acquisitions, we may incur a number of costs, may have integration difficulties and may experience other risks that could harm our business and results of operations.

We may acquire and/or license additional product candidates and/or technologies. Any product candidate or technology we license or acquire will likely require additional development efforts prior to commercial sale, including extensive clinical testing and approval by the FDA. All product candidates are prone to risks of failure inherent in diagnostic product development, including the possibility that the product candidate or product developed based on licensed technology will not be shown to be sufficiently safe and effective for approval by regulatory authorities. In addition, we cannot assure you that any product candidate that we develop based on acquired or licensed technology that is granted regulatory approval will be manufactured or produced economically, successfully commercialized or widely accepted in the marketplace. Moreover, integrating any newly acquired product candidates could be expensive and time-consuming. If we cannot effectively manage these aspects of our business strategy, our business may not succeed.

Furthermore, proposing, negotiating and implementing an economically viable acquisition or license can be a lengthy, costly and complex process. Other companies, including those with substantially greater financial, marketing and sales resources, may compete with us for the acquisition or license of product candidates and/or technologies. We may not be able to acquire the rights to alternative product candidates and/or technologies on terms that we find acceptable, or at all. Our failure to acquire or license alternative product candidates and/or technologies could have a material adverse effect on our business, prospects and financial condition.

We may not be able to successfully grow and expand our business.

We may not be able to successfully expand. Successful implementation of our business plan will require management of growth, which will result in an increase in the level of responsibility for management personnel. To manage growth effectively, we will be required to continue to implement and improve our operating and financial systems and controls to expand, train and manage our employee base. The management, systems and controls currently in place or to be implemented may not be adequate for such growth, and the steps taken to hire personnel and to improve such systems and controls might not be sufficient. If we are unable to manage our growth effectively, it will have a material adverse effect on our business, results of operations and financial condition.

The failure to obtain or maintain patents, licensing agreements and other intellectual property could impact our ability to compete effectively.

To compete effectively, we need to develop and maintain a proprietary position with regard to our intellectual property, licensing agreements, product candidates and business. Legal standards relating to the validity and scope of claims are still evolving. Therefore, the degree of future protection for our proprietary rights in our products is also uncertain. The risks and uncertainties that we face with respect to our patents and other proprietary rights include the following:

•
while the patents we license have been issued, the pending patent applications filed by the manufacturers or suppliers of our products may not result in issued patents or may take longer than we expect to result in issued patents;

•	we may be subject to interference proceedings;

•	we may be subject to opposition proceedings in foreign countries;

•	any patents that are issued may not provide meaningful protection;

•	other companies may challenge patents licensed or issued to us or our suppliers;

•	other companies may independently develop similar or alternative technologies, or duplicate our technologies;

•	other companies may design around technologies we have licensed; and

•	enforcement of patents is complex, uncertain and expensive.

We cannot be certain that patents will be issued as a result of any pending applications, and we cannot be certain that any issued patents, whether issued pursuant to our pending applications or license, will give us adequate protection from competing products. For example, issued patents, including the patents licensed from others, may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we were the first to make our inventions or to file patent applications covering those inventions.

It is also possible that others may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we have licensed, our rights depend on maintaining our obligations to the licensor under the applicable license agreement, and we may be unable to do so.

International patent protection is particularly uncertain, and if we are involved in opposition proceedings in foreign countries, we may have to expend substantial sums and management resources.

Patent law outside the United States is even more uncertain than in the United States and is currently undergoing review and revision in many countries. Further, the laws of some foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. For example, certain countries do not grant patent claims that are directed to the treatment of humans. We may participate in opposition proceedings to determine the validity of the foreign patents or our competitors’ foreign patents, which could result in substantial costs and diversion of our efforts.

Risks Related to Our Industry

We are subject to government regulations, and we may experience delays in obtaining required regulatory approvals in the United States to market our proposed product candidates.

Various aspects of our operations are or may become subject to federal, state or local laws, rules and regulations, any of which may change from time to time. Costs arising out of any regulatory developments could be time-consuming, expensive and could divert management resources and attention and, consequently, could adversely affect our business operations and financial performance.

Delays in regulatory approval, limitations in regulatory approval and withdrawals of regulatory approval may have a negative impact on our results. If we experience significant delays in testing or approvals, our product development costs, or our ability to license product candidates, will increase. If the FDA grants regulatory approval of a product, this approval will be limited to those disease states and conditions for which the product has demonstrated, through clinical trials, to be safe and effective. Any product approvals that we receive in the future could also include significant restrictions on the use or marketing of our products. Product approvals, if granted, can be withdrawn for failure to comply with regulatory requirements or upon the occurrence of adverse events following commercial introduction of the products. Failure to comply with applicable FDA or other applicable regulatory requirements may result in criminal prosecution, civil penalties, recall or seizure of products, total or partial suspension of production or injunction, as well as other regulatory action against our product candidates or us. If approval is withdrawn for a product, or if a product were seized or recalled, we would be unable to sell or license that product and our revenues would suffer. In addition, outside the United States, our ability to market any of our potential products is contingent upon receiving market application authorizations from the appropriate regulatory authorities and these foreign regulatory approval processes include all of the risks associated with the FDA approval process described above.

We face significant competition and continuous technological change.

If our competitors develop and commercialize products faster than we do, or develop and commercialize products that are superior to our product candidates, our commercial opportunities will be reduced or eliminated. The extent to which any of our product candidates achieve market acceptance will depend on competitive factors, many of which are beyond our control. Competition in the diagnostic industry is intense and has been accentuated by the rapid pace of technology development.
 Our competitors may succeed in developing and commercializing products earlier and obtaining regulatory approvals from the FDA more rapidly than we do. Our competitors may also develop products or technologies that are superior to those we are developing, and render our product candidates or technologies obsolete or non-competitive. If we cannot successfully compete with new or existing products, our marketing and sales will suffer and we may not ever be profitable.

Risks Related to Our Common Stock

There is not now, and there may not ever be, an active market for our shares of common stock.

Although our common stock may be quoted on the OTC Bulletin Board, trading may be extremely sporadic. For example, several days may pass before any shares may be traded. There can be no assurance that following the Share Exchange and Merger, a more active market for our common stock will develop. If a public market for our common stock does not develop, shareholders may not be able to re-sell the shares of our common stock that they own and may lose all of their investment.

As we have become public by means of a share exchange and reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with HPD's becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us. No assurance can be given that brokerage firms will, in the future, assign analysts to cover us or want to conduct any secondary offerings on our behalf.

Sales of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Should a market develop and our stockholders sell substantial amounts of our common stock in the public market, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There may be issuances of shares of preferred stock in the future.

Although immediately after the Share Exchange and Merger we will not have preferred shares outstanding, our Board of Directors could authorize the issuance of a series of preferred stock that would grant holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends would be declared to common stockholders, and the right to the redemption of such shares, possibly together with a premium, prior to the redemption of the common stock. To the extent that we do issue preferred stock, the rights of holders of common stock could be impaired thereby, including without limitation, with respect to liquidation.

Additional stock offerings may dilute current stockholders.

Given our plans and our expectation that we may need additional capital and personnel, we may need to issue additional shares of capital stock or securities convertible or exercisable for shares of capital stock, including preferred stock, options or warrants. The issuance of additional capital stock may dilute the ownership of our current stockholders.

Our common stock will be considered a “penny stock.”

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. Following the Share Exchange and Merger, the market price of our common stock is likely to be less than $5.00 per share and therefore may be a “penny stock.” Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect our shareholders’ ability to sell shares. In addition, if our common stock is quoted on the OTC Bulletin Board as anticipated, our shareholders may find it difficult to obtain accurate quotations of the stock, and may find few buyers to purchase such stock and few market makers to support its price.

We have never declared or paid dividends on our capital stock and we do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to fund the development and growth of our business. Except for the rights of holders of any shares of preferred stock that may be authorized and issued in the future to receive dividends, any future determination to pay dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, operating results, capital requirements, applicable contractual restrictions and other such factors as our Board of Directors may deem relevant.

MANAGEMENT

The following table sets forth the name, age, position and term of directorship, as applicable, of each of the Company’s directors and executive officers as of the date hereof.

Name and Anticipated Position	Age	Director Since

Norman R. Proulx President, CEO, Chief Financial Officer and a Director	59	February 7, 2007

Janet Tobias Proulx Corporate Secretary and Director of Administration	60	-

Greg S. Davies Corporate Treasurer and Director of Finance	38	-

Donald F. Farley Director	64	February 7, 2007

William P. Dioguardi	49	February 7, 2007
Director

W. Barry McDonald	58	February 7, 2007
Director
____________________

Management and Directors Biographies

Norman R. Proulx - President, CEO, Chief Financial Officer & Director. Mr. Proulx is a member of the Board of Directors, President, Chief Executive Officer and Chief Financial Officer. From 1999 to present, he has served as the Chief Executive Officer of ZymeTx, Inc. and is a member of its Board of Directors. ZymeTx, Inc. filed for bankruptcy protection under Chapter 11 of the U. S. Bankruptcy Code in November 2002 and emerged in October 2003. From 2000 to present, he has served as the Chief Executive Officer of Gynétics, Inc. From 1997 to 2002, he was a Managing Director of Spencer Trask, Inc., a venture capital firm. It was during this period that Mr. Proulx was asked to become CEO of both ZymeTx, Inc. and Gynétics, Inc. From 1990 to 1997 he was President and Chief Executive Officer of Seymour Housewares Corporation, a consumer products company owned by Forstmann Little & Company. In 1997 Seymour Housewares Corporation merged with Seymour Sales Corporation, a publicly-traded housewares company. Prior to 1990 he held various general management positions with Wilkinson Sword North America, Scripto, Inc. and The Gillette Company. Mr. Proulx graduated from Boston College in 1969 with a B.A. degree in Accounting. He also participated   in the MBA Program of Boston University 1977-1978.

Janet Tobias Proulx - Corporate Secretary and Director of Administration . Mrs. Proulx is Corporate Secretary and Director of Administration. Mrs. Proulx’s experience includes over 15 years in similar positions, including Director of Administration and Secretary for Gynétics, Inc. from 2001-2004. From 1998-2001 she worked in investment banking and compliance with Spencer Trask, Inc. Prior to that, from 1985 to 1990, Mrs. Proulx was Director of Administration and Secretary for Wilkinson Sword, Inc. where, in addition to her corporate responsibilities, she also managed customer service and inside sales. Mrs. Proulx attended the University of Louisville in Kentucky.

Gregory S. Davies - Corporate Treasurer and Director of Finance . Mr. Davies is Corporate Treasurer and Director of Finance. From 2001-2004, Mr. Davies served in the same capacity for Gynétics, Inc. Mr. Davies has more than 10 years financial and accounting experience, primarily in start-up operations. Mr. Davies received a B.S. degree in Management from Montclair State College in 1990, and an MBA in Finance from Monmouth University in 1994.

Donald F. Farley - Director . Donald F. Farley is a member of the Board of Directors. From 1998 to present, Mr. Farley has been the Chief Executive Officer of Spencer Trask Specialty Group, LLC. Prior to 1998, Mr. Farley held several executive level positions with Pfizer, Inc., including President, Consumer Health Care and President, Pfizer Food Science Group. Mr. Farley is the Chairman of the Board of Directors and a member of the compensation committee of Vyteris, Inc., and a member of the Board of Directors and governance committee of Minrad, Inc. Mr. Farley received his B.S. in chemical engineering from The University of Rhode Island in 1965 and his MBA from the University of Hartford in 1969.

William P. Dioguardi - Director . William P. Dioguardi is a member of the Board of Directors. From 1994 to present, Mr. Dioguardi has been the President of Spencer Trask Ventures, Inc. From 1988 to 1994, Mr. Dioguardi was founder and President of Vantage Securities. Prior to 1988, Mr. Dioguardi was First Vice President and a member of the Executive Committee of Integrated Resources, Inc. Mr. Dioguardi is a member of the Board of Directors of Adagio Acquisition I, Inc., Adagio Acquisition II, Inc. and Adagio Acquisition III, Inc. Mr. Dioguardi graduated from Montclair Academy in 1976 and received a B.S. degree in Business Administration from Monmouth University in 1980.

W. Barry McDonald - Director . Mr. McDonald is a member of the Board of Directors. From 1968 to present, Mr. McDonald has been an Executive Director of The Sage Group, Inc. Mr. McDonald has over 30 years experience as an executive manager in the healthcare industry for companies in the United States, Europe and Japan focused on human diagnostics. Mr. McDonald graduated from the University of Southern Mississippi in 1970 with a B.S. degree in Biology/Chemistry and in 1972 with an M.S. degree in Microbiology/Genetics. He attended the Albert Chandler Medical School at the University of Kentucky, PhD./MD Program, 1972-1974.

Family Relationships

Norman Proulx and Janet Proulx are husband and wife.

Board of Directors Composition

Immediately following the Share Exchange and Merger, the Company’s Board of Directors is comprised of four directors: Norman R. Proulx, Donald F. Farley, William P. Dioguardi and W. Barry McDonald.

Director Compensation

Following the Share Exchange and Merger, the Company may compensate non-management directors through the issuance of stock awards including, without limitation, stock options, restricted stock awards, stock grants, and/or stock appreciation rights. The Company intends to make such awards pursuant to a stock option plan or employee incentive plan to be approved by the Company.

Audit, Nominating and Compensation Committees

Our Board of Directors does not have standing audit, nominating or compensation committees, and our Board of Directors performs the functions that would otherwise be delegated to such committees. Currently, our Board of Directors believes that the cost of establishing such committees, including the costs necessary to recruit and retain qualified independent directors to serve on our Board of Directors and such committees and the legal costs to properly form and document the authority, policies and procedures of such committees are not justified under our current circumstances. However, we anticipate that our Board of Directors will seek qualified independent directors to serve on the Board and ultimately form standing audit, nominating and compensation committees.
Code of Ethics

The Company has not yet adopted a Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Involvement in Certain Legal Proceedings

During the past five years no director or executive officer of the company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

EXECUTIVE COMPENSATION

Executive Compensation

We have not paid any compensation to the persons who became our executive officers on February 7, 2007 in connection with the Share Exchange and Merger. The following table presents information concerning compensation during 2006 to our principal executive officer and principal financial officer and our corporate treasurer and director of finance paid to them by, and in connection with their services to, HPD which on February 7, 2007 became a wholly-owned subsidiary of our Company. The individuals listed in the table are referred to as our “named executive officers.”

Name & Principle Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and NQDC Earnings	All Other Compensation	Total
Norman R. Proulx President, Chief Executive Officer and Chief Financial Officer	2006	$173,322 (1)	-	-	-	-	-	$395 (2)	$173,717

Gregory S. Davies Corporate Treasure and Director of Finance	2006	$100,000 (3)	-	-	-	-	-	$3,644 (4)	$103,644

(1) The Company currently owes Mr. Proulx $143,750 for unpaid salary in 2006 and entered into a letter agreement with Mr. Proulx dated February 1, 2007 acknowledging the amount owed and agreeing to repay such amount at such time as it shall determine is consistent with its cash flow needs.

(2) This amount represents the 2006 annual premium of $395.00 for Mr. Proulx’s $1,000,000 life insurance policy paid by the Company.

(3) The Company currently owes Mr. Davies $45,833.37 for unpaid salary in 2006 and entered into a letter agreement with Mr. Davies dated February 1, 2007 acknowledging the amount owed and agreeing to repay such amount at such time as it shall determine is consistent with its cash flow needs.

(4) This amount represents (a) the 2006 annual premium of $102.00 for Mr. Davies’ $100,000 life insurance policy paid by the Company and (b) a company match under the Company’s current 401k Plan to Mr. Davies in the amount of $3,541.76. Mr. Davies is fully vested in this amount.

Option Grants During 2006 Fiscal Year

We did not grant any stock options to our named executive officers during fiscal 2006.

Employment and Consulting Agreements and Management Compensation

Compensation paid to Norman R. Proulx and Gregory S. Davies

We currently do no have employment agreements with any of our named executive officers. On February 1, 2007, HPD entered into letter agreements with Messrs. Proulx and Davies acknowledging unpaid salary amounts owed to Messrs. Proulx and Davies for 2005 and 2006 and agreeing to pay such amounts at the time the Company determines is consistent with its cash flow needs. For year 2005, the Company owes Messrs. Proulx and Davies $0 and $16,666,67, respectively, and for year 2006, $143,750 and $45,833.37, respectively.

None of the executive officers of the Company is entitled to receive any payments or benefits in the event of termination of employment with the Company.

W. Barry McDonald

In February 2007, our Board of Directors agreed to grant W. Barry McDonald an option to purchase one share of HPD Common Stock (pre-merger common stock) for every five hours of consulting services that Mr. McDonald provides to HPD in 2007. The exercise price for each share of HPD Common Stock is $1,000 per share. Mr. McDonald agreed to work with our management team and provide 36 hours of consulting services per month, such consulting services consisting of identifying and developing relationships with companies whose diagnostic products are consistent with our strategy (each, a “Target”) and objectives and assisting us the implementation of our business model. Such options vest at the end of each quarter following the performance of the consulting services by Mr. McDonald.

We have also agreed to grant Mr. McDonald an option to purchase 1% of HPD’s Common Stock on a fully-diluted basis upon the consummation of a definitive agreement with a Target, not to exceed 1% of HPD’s Common Stock (on a post-merger basis). The exercise price for such shares of HPD Common Stock is   $1,000 per share.

Healthcare Providers Direct, Inc. Stock Option Plan

On December 18, 2006, the HPD Board of Directors adopted the Healthcare Providers Direct, Inc. Stock Option Plan (the “Plan”) which provides for the grant of Incentive Stock Options and Nonqualified Stock Options. On December 27, 2006 our shareholders approved the Plan.

Key employees, consultants and non-employee directors of the Company are eligible to receive awards under the Plan. Except to the extent set forth in any award agreement to the contrary, options granted under the Plan vest in three equal annual installments for non-employee directors and in four equal annual installments for all other option holders commencing on the first anniversary of the date of grant. Options are granted at no less than Fair Market Value.

The Plan is administered by the Board of Directors which has full power to construe, administer and interpret the Plan, and to adopt such rules and regulations they deem desirable to administer the Plan. The determination of the Board of Directors regarding disputes, questions, construction and interpretation of the Plan, is final, conclusive and binding. The Plan permits the Board of Directors to delegate its authority to any person it deems appropriate.

There are 6,402,672 shares of Common Stock reserved for issuance upon the exercise of options. The maximum number of shares of Common Stock that may be issued in connection with options granted under the Plan is 6,402,672 shares of Common Stock, subject to adjustments provides under the Plan.

Options have a term of ten years. In the event of a termination of employment or service, options that are vested at the time of such termination generally remain exercisable for ninety days in the event of involuntary termination or termination due to retirement or disability, and for one year in the event of termination due to death. Vested options are immediately canceled upon termination for “Cause”. All unvested options are canceled immediately upon termination for any reason. Upon the date of a “Change in Control” all outstanding unvested options become immediately vested and fully exercisable.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 7, 2007, certain information concerning the beneficial ownership of common stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all directors and executive officers as a group. In general, “beneficial ownership” includes those shares a shareholder has the power to vote or the power to transfer, and stock options and other rights to acquire Common Stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The calculation of the percentage owned prior the Share Exchange is based on 6,461 shares of common stock outstanding on an as-if converted basis and the calculation of the percentage owned after the Share Exchange is based on 47,645,888 shares of common stock outstanding on an as-if converted basis. The address of each of the directors and executive officers listed below is c/o Healthcare Providers Direct, Inc., 3371, Route One, Suite 200, Lawrenceville, New Jersey, 08648.

	Prior to the Share Exchange	%	After the Share Exchange	%
Norman R. Proulx	1,153 (1)	17.8	8,485,380 (2)	17.8
Janet Tobias Proulx	1,153 (3)	17.8	8,485,380 (4)	17.8
Gregory S. Davies	318	4.9	2,340,287	4.9
W. Barry McDonald	121	1.9	890,486	1.9
Donald F. Farley	618 (5)	9.6	4,548,105 (5)	9.6
William P. Dioguardi	--	--	--	--
All Officers and Directors as a Group (six people)	2,210	34	16,264,258	34
_________________________

* Equals less than 1%.

(1) Includes 318 shares of HPD Common Stock owned by Mr. Proulx’s wife, Janet Tobias Proulx.

(2) Includes 2,340,287 shares of HPD Common Stock owned by Mr. Proulx’s wife, Janet Tobias Proulx.

(3) Includes 835 shares of HPD Common Stock owned by Mrs. Proulx’s husband, Norman Proulx.

(4) Includes 6,145,093 shares of HPD Common Stock owned by Mrs. Proulx’s husband, Norman Proulx.

(5) This amount includes (a) on a pre-Merger basis, warrants to purchase 41 shares of the Series B Preferred Stock of HPD, exercisable at any time at an exercise price of $1,000 per share, and (b) on a post-Merger basis, warrants to purchase 301,735 shares of HPD’s Common Stock, exercisable at any time at an exercise price of $0.1359 per share. See “Certain Relationships and Related Transaction - Donald Farley.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Donald F. Farley

Donald F. Farley is a member of our Board of Directors and a significant shareholder in the Company. The following summarizes the principal features of certain transactions entered into between HPD and Mr. Farley:

$250,000 Convertible Loan

On or about June 15, 2005, Mr. Farley agreed to lend $125,000 to HPD pursuant to a Convertible Promissory Note and Security Agreement. On or about July 15, 2005, Mr. Farley agreed to lend an additional $125,000 to HPD pursuant to the terms of the same agreement. The entire $250,000 principal amount of the loan, plus interest at an annual rate of 10%, was to be repaid within on June 15, 2006 unless converted in accordance with the terms of the Convertible Promissory Note and Security Agreement. The entire principal amount (and all accrued interest thereon) of the loan was converted into 577 shares of HPD’s Series A Preferred Stock in accordance with the terms of the Convertible Promissory Note and Security Agreement.

$150,000 Convertible Loan

On February 27, 2006 Farley agreed to lend $150,000 to HPD in three installments. The principal amount of each loan installment, plus interest at an annual rate of 8.5%, must be repaid within 180 days unless converted in accordance with the terms of the loan agreement. The principal amount (and all accrued interest thereon) of the loan was repaid by the Company on January 22, 2007.

In connection with the loan, the Company also granted to Farley a warrant to purchase 41 shares of the HPD’s Series B Preferred Stock, which warrant are exercisable at any time at an exercise price of $1,000 per share (which represents, on a post-merger basis, warrants to purchase 301,735 shares of HPO’s Common Stock, exercisable at any time at an exercise price of $0.1359 per share).

ZymeTx, Inc.

ZymeTx Associates, LLC, of which Mr. Farley is a member, is a creditor of ZymeTx, Inc. a supplier of diagnostic products to the Company. In connection with Mr. Farley’s relationship with ZymeTx, Inc., ZymeTx Associates, LLC receive a percentage of any amounts that the Company pays to ZymeTx, Inc. In 2006 and 2007, ZymeTx, Inc. received $30,786 and $93,463, respectively, in connection with the purchases made by the Company from ZymeTx, Inc.

Norman Proulx, our Chief Executive Officer and a member of our Board of Directors, has served from 1999 to present, as the Chief Executive Officer of ZymeTx, Inc. and is a member of its Board of Directors.

Other Transactions

In April 2005, the Company entered into an agreement (the “Agreement”) with DiagXotics, Inc. (“Diagxotics”) and Spencer Trask Specialty Group LLC (“Spencer Trask”) for the acquisition of certain ZstatFlu and shrimp diagnostic inventory and the right, title and interest in certain license agreements for the ZstatFlu test and shrimp diagnostic test. The license agreements terminate on October 9, 2009. Diagxotics is an affiliate of Spencer Trask. Donald F. Farley and William P. Dioguardi, both members of the Board of Directors of the Company, are also employees’ of Spencer Trask. The following summarizes the obligations of the Company under the license arrangements:

•	The Company must pay 50% of the net sales of the shrimp diagnostic test to Stolle Milk Biologics Inc., up to a total of $50,000 which is due no later than December 31, 2006.

•	The Company must pay approximately 16.67% of the net sales of the ZstatFlu tests to Spencer Trask, up to a total of $100,000 which is due no later than December 31, 2006.

•	The Company must pay 50% of net sales of the ZstatFlu tests to ZymeTx Associates, LLC (“Associates”), of which Mr. Farley is a member, and an affiliate of Diagxotics, up to $1,700,000.

•	The Company must pay approximately 1.5% of the net sales of the ZstatFlu test to the Oklahoma Medical Research Foundation, up to $140,000.

•	The Company paid $100,000 in license fees to ZymeTx, Inc., an affiliate of Associates, during 2005 for the rights to sell the ZstatFlu test and the shrimp diagnostic tests.

During 2005 the Company shared rental space with Gynetics, Inc. a business run by the Company’s current management. The Company entered into its own lease agreement beginning January 2006 and will continue to share rental space with the above mentioned company during the course of the year.

On June 1, 2006, the Company issued promissory notes in the aggregate principal amount of $90,000 to Greg Davies, Janet Proulx and Norman Proulx. These notes mature on June 1, 2007 and accrue interest at the rate of 8.5% per annum and are secured by the assets of the Company.

In February 2007, in connection with the purchase by Spencer Trask Illumination Fund, LLC of shares of Series B Preferred Stock in the Series B Offering, HPD granted Concord Equities Group, Inc. a warrant to purchase 60 shares of HPD’s Series B Preferred Stock. This warrant is exercisable at any time at an exercise price of $1,000 per share. William Dioguardi, a member of our board of directors is the Chairman of Concord Equities Group, Inc. and is the managing member of the Spencer Trask Illumination Fund, LLC.

DESCRIPTION OF SECURITIES

Common Stock

The Company is authorized to issue 375,000,000 shares of common stock, par value $0.001 per share, of which 44,864,038 shares are issued and outstanding immediately post-closing of the Merger. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. Holders of the Company's common stock:

•	have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors of the Company;

•	are entitled to share ratably in all of the Company's assets available for distribution to holders of common stock upon the Company's liquidation, dissolution or winding up;

•	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of the Company's stockholders.

The holders of shares of the Company's common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of the Company's directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

At the completion of the Share Exchange and Merger, the prior shareholders of HPD beneficially own approximately 80.5% of the outstanding shares of the Company's common stock. Accordingly, after completion of the Merger, these shareholders are in a position to control all of the Company's affairs.

Preferred Stock

The Company does not currently have any share of preferred stock authorized or outstanding.

Warrants

In connection with the loan in the principal amount of $150,000 by Mr. Farley to the Company, the Company granted to Mr. Farley a warrant to purchase 41 shares of the HPD’s Series B Preferred Stock, which warrant are exercisable at any time at an exercise price of $1,000 per share (which represents, on post-merger basis, warrants to purchase 301,735 shares of HPD’s Common Stock, exercisable at any time at an exercise price of $0.1359 per share).

During 2007, in connection with the completion of the offering of HPD’s Series B Preferred Stock, the Company granted a warrant to (i) Concord Equities Group, Inc. to purchase 187 shares of Series B Preferred Stock, exercisable at any time at an exercise price of $1,000 per share (representing on a post-merger basis, warrants to purchase 1,376,208 shares of HPD’s common stock at an exercise price of $0.1359 per share); and (ii) Rochester Wealth Management Group, LLC to purchase 29 shares of Series B Preferred Stock, exercisable at any time for a period of ten years from the date of issuance at an exercise price of $1,000 per share (representing on a post-merger basis, warrants to purchase 213,423 shares of HPD’s common stock at an exercise price of $0.1359 per share).

    On February 7, 2007, the Company issued warrants to Investa Capital Partners Inc. (“Investa”) which are exercisable in two tranches. The tranche A warrants give Investa the right to purchase 2,705,659 shares of common stock at an exercise price of $0.1848 per share. The tranche B warrants give Investa the right to purchase 2,032,982 shares of common stock at an exercise price of $0.2459 per share. Both the tranche A and the tranche B warrants are exercisable for a period of 365 days from the date of issuance. Until such time that the Company has raised an aggregate of $2,500,000 in one or more PIPE Financings, the Company shall have the right to force Investa to exercise the tranche A and the tranche B Warrants in the following manner:

o
With respect to the tranche A warrants, in the event the Company has not raised an aggregate of $2,500,000 in one or more PIPE Financing, the Company may force the exercise of up to $500,000 of the tranche A warrants no earlier than 90 days from the date of issuance.

o
With respect to the tranche B warrants, in the event the Company has not raised an aggregate of $2,500,000 in one or more PIPE Financing and the Company has an effective registration statement pursuant to the Securities Act covering all the shares of of common stock underlying the tranche A warrant and the tranche B warrant, the Company may force the exercise of up to an $500,000 of the tranche B warrants no earlier than 90 days from the exercise of tranche A warrants.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The shares of common stock of the Company are currently quoted for trading on the NASD Over-the-Counter Bulletin Board, or OTCBB, under the symbol “AAMS.OB”. In conjunction with the closing of the Share Exchange and Merger, the Company will receive a new trading symbol.

The price of the Company's common stock will likely fluctuate in the future. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. The Company believes that a number of factors, both within and outside its control, could cause the price of its common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of its common stock:

•	the Company's ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	the Company's financial position and results of operations;

•	concern as to, or other evidence of, the reliability and safety of the Company's products and services or its competitors' products and services;

•	announcements of innovations or new products or services by the Company or its competitors;

•	U.S. federal and state governmental regulatory actions and the impact of such requirements on the Company's business;

•	the development of litigation against the Company;

•	period-to-period fluctuations in the Company's operating results;

•	Changes in estimates of the Company's performance by any securities analysts;

•	the issuance of new equity securities pursuant to a future offering or acquisition;

•	Changes in interest rates and/or foreign currency exchange rates;

•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Investor perceptions of the Company; and

•	general economic and other national and international conditions.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

HPD has had no changes in or disagreements with accountants on accounting and financial disclosure.

RECENT SALES OF UNREGISTERED SECURITIES

See the information set forth in Item 3.02 of this Current Report on Form 8-K which is incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and By-Laws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Item 3.02. Unregistered Sales of Equity Securities

Reference is made to the disclosure made under Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Prior to the Merger and Share Exchange, in February 2007, Alpha Motorsport, Inc. raised net proceeds of $400,000 through a private placement of 400,000 shares of its Common Stock. The costs relating to such Common Stock sold were de minimus .

Upon and related to the acquisition of Healthcare Providers Direct, Inc. through the Merger and Share Exchange, we have agreed to issue warrants to Investa Capital Partners Inc. (“Investa”) which are exercisable in two tranches. The first tranche of warrants to purchase 2,725,599 shares of common stock are exercisable at $1.36 per share and the second tranche of warrants to purchase 2,049,769 shares of common stock are exercisable at $1.81 per share. The warrants are exercisable for a period of 365 days after the Share Exchange and Merger.

In June 2005, HPD raised gross proceeds of $250,000 through a private placement of 577 shares of HPD’s Series A Preferred Stock. Each share of Series A Preferred Stock represented the right to receive one share of HPD’s Common Stock. The costs relating to the units sold were de minimus .

Between July 2005 and February 2007, HPD raised gross proceeds of $2,548,000 through a private placement of approximately 102 units at a price of $25,000 per unit, each unit consisting of 25 shares of HPD’s Series B Preferred Stock. Each share of Series B Preferred Stock represented the right to receive one share of HPD’s Common Stock. The costs (including commissions) relating to the units sold totaled $236,800. In connection with the completion of the offering of HPD’s Series B Preferred Stock, the Company granted a warrant to (i) Concord Equities Group, Inc. to purchase 187 shares of Series B Preferred Stock, exercisable at any time at an exercise price of $1,000 per share (representing on a post-merger basis, warrants to purchase 1,376,208 shares of HPD’s common stock at an exercise price of $0.1359 per share); and (ii) Rochester Wealth Management Group, LLC to purchase 29 shares of Series B Preferred Stock, exercisable at any time for a period of ten years from the date of issuance at an exercise price of $1,000 per share (representing on a post-merger basis, warrants to purchase 213,423 shares of HPD’s common stock at an exercise price of $0.1359 per share).

The issuances of the shares of capital stock set forth above were intended to be exempt from registration under the Securities Act, pursuant to 4(2) thereof. As such, the shares issued may not be offered or sold unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the SEC or with any state securities commission.

Item 5.01. Changes in Control of Registrant.

As a result of the Share Exchange and Merger, the Company experienced a change in control, with the former stockholders of Healthcare Providers Direct, Inc. acquiring control of the Company. Additionally, as a result of the Share Exchange and Merger, the Company ceased being a shell company. Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 31, 2007, in connection with the acquisition of Healthcare Providers Direct, Inc., our current officers and directors tendered their resignations which were accepted by our Board of Directors. Vincent Markovitch resigned as our Chairman, President, Chief Executive Officer and Secretary, and was replaced by Norman Proulx as President and Chief Executive Officer and Janet Tobias Proulx as Secretary. John Markovitch, Jr. resigned as Treasurer, Chief Financial Officer, Principal Accounting Officer and Director, and was replaced by Greg S. Davies as Corporate Treasurer and Director of Finance, and John Markovitch, Jr. resigned as a Director. Norman Proulx, Donald Farley, William Dioguardi and W. Barry McDonald were appointed to the Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 24, 2007, we completed a merger with our subsidiary, Healthcare Providers Direct, Inc. As a result, we have changed our name from “Alpha Motorsport Inc.” to “Healthcare Providers Direct, Inc.” We have changed the name of our company to better reflect the proposed future direction and business of our company.

In addition, effective January 24, 2007 we have effected a one (1) for two (2) reverse stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital has decreased from 750,000,000 shares of common stock with a par value of $0.001 to 375,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has decreased from 30,000,000 shares of common stock to 15,000,000 shares of common stock.

Item 5.06. Change in Shell Company Status

Pursuant to the Share Exchange and Merger disclosed in Items 1.01 and 2.01 of this Current Report on form 8K, Alpha Motorsport, Inc. ceased being a shell company as of February 7, 2007. Reference is made to the disclosures set forth in Items 1.01 and 2.01 of this current report, which disclosures are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)   Financial Statements:

The audited Financial Statements of Healthcare Providers Direct, Inc. for the fiscal year ended December 31, 2006 and the period from January 3, 2005 through December 31, 2005 and the accompanying notes thereto.

(b) Pro Forma Financial Information:

     None

(c) Exhibits

10.1
Share Purchase Agreement by and between Alpha Motorsport, Inc. and Vincent Markovitch, dated February 7, 2007 ( filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated February 13, 2007 and incorporated herein by reference)

10.2
Share Exchange Agreement by and between Alpha Motorsport, Inc. and Healthcare Providers Direct, Inc., dated February 7, 2007  ( filed as Exhibit 10.2 to the Company's Current Report on Form 8-K dated February 13, 2007  and incorporated herein by reference)

HEALTHCARE PROVIDERS DIRECT, INC.

TABLE OF CONTENTS

Page
REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM	F-1

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2006 AND 2005 AND FOR THE YEAR ENDED DECEMBER 31, 2006 AND FOR THE PERIOD FROM
JANUARY 3, 2005 (COMMENCEMENT OF OPERATIONS) THROUGH DECEMBER 31, 2005:

Balance Sheet(s)	F-2

Statement(s) of Operations	F-3

Statement(s) of Stockholders’ Deficiency	F-4

Statement(s) of Cash Flows	F-5

Notes to Financial Statements	F-6 - F-16

Report of Independent Registered Public Accounting Firm

To The Board of Directors of
Healthcare Providers Direct, Inc.

We have audited the accompanying balance sheets of Healthcare Providers Direct, Inc. (the “Company”) as of December 31, 2006 and 2005 and the related statements of operations, stockholders’ deficiency and cash flows for the year ended December 31, 2006 and for the period from January 3, 2005 (commencement of operations) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes consideration of  internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Healthcare Providers Direct, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the year ended December 31, 2006 and the period from January 3, 2005 (commencement of operations) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and incurred a working capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

/s/ Amper, Palitziner & Mattia, P.C.
May 9, 2007
Edison, New Jersey

Healthcare Providers Direct, Inc.
Balance Sheets
As of December 31, 2006 and 2005

	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$263,494	$122,976

Accounts receivable, net of allowance for doubtful accounts, of $33,512 and $10,152	60,160	60,530
Inventories	161,071	33,646
Prepaid and other current assets	30,497	16,208
Total current assets	515,222	233,360

Equipment, net of accumulated depreciation of $10,603 and $2,584	14,341	20,012
Intangible assets, net of amortization of $ 97,222 and $41,667	152,778	208,333
Total assets	$682,341	$461,705

LIABILITIES AND STOCKHOLDERS DEFICIENCY
Current liabilities:
Accounts payable	$390,636	$72,591
Accrued expenses and other current liabilities	473,693	432,189
Accrued royalties	218,160	-
Notes payable	340,000	58,333
Total current liabilities	1,422,489	563,113

Commitments and contingencies

Stockholders' deficiency
Preferred Stock:
Series A redeemable convertible preferred stock no par value,
2,500 shares authorized, 577 and 442 shares issued and outstanding as of December 31, 2006 and 2005 respectively	250,000	191,667
(Liquidation preference of $265,250 and $193,542 respectively)
Series B convertible preferred stock $1,000 par value, 1,500
shares authorized, 1,245 and 575 shares issued and outstanding	1,085,181	530,864
as of December 31, 2006 and 2005 respectively
(Liquidation preference of $1,299,725 and $586,375 respectively)

Common stock, no par value;
10,000 shares authorized; 1,558 shares issued and
outstanding	-	-
Additional paid-in capital	37,675	37,675
Accumulated deficit	(2,113,004)	(861,614)
Total stockholders' deficiency	(740,148)	(101,408)
Total liabilities and stockholders' deficiency	$682,341	$461,705

Healthcare Providers Direct, Inc.
Statements of Operations
For the year ended December 31, 2006 and for the period
January 3, 2005 (Commencement of Operations) through December 31, 2005

	2006	2005
Revenues	$539,990	$335,033
Cost of revenues	242,948	128,256

Gross profit	297,042	206,777

Operating expenses:
Research and development	52,311	24,442
Marketing and selling	349,123	180,119
General and administrative	1,127,520	853,635

Total operating expenses	1,528,954	1,058,196

Loss from operations	(1,231,912)	(851,419)

Other income and expense:
Interest income	180	1,024
Interest expense	(19,658)	(11,219)
Other income, net	(19,478)	(10,195)
Loss before provision for income taxes	(1,251,390)	(861,614)
Provision for income taxes	-	-
Net loss	$(1,251,390)	$(861,614)

Cumulative dividends on Preferred Stock	(56,053)	(10,933)
Net Loss applicable to Common Shareholders	$(1,307,443)	$(872,547)

Net Loss Per Common Share:
Basic and Diluted	$(839.18)	$(560.04)
Weighted average common shares	1,558	1,558

Healthcare Providers Direct, Inc.

STATEMENT OF STOCKHOLDERS’ DEFICIENCY
FOR THE PERIOD FROM JANUARY 3, 2005 (COMMENCEMENT OF OPERATIONS)
THROUGH DECEMBER 31, 2005 and for the year ended December 31, 2006

	Series A Redeemable Convertible Preferred Stock		Series B Convertible Preferred Stock		Common Stock		Additional Paid-In-	Accumu- lated	Total Stockho- lders’ Deficie-
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	ncy
Balances as of January 3, 2005	-	$-	-	-	1,558	$-	$-	$-	$-

Conversion of Note Payable into Series A Redeemable convertible Preferred Stock	442	191,667	-	-	-	-	-	-	-

Issuance of Series B Convertible Preferred Stock, net of $44,136 of financing costs			575	530,864	-	-	-	-	-

Expenses paid by shareholders on behalf of the Company (see Note 7)			-	-	-	-	37,675	-	-

Net loss	-	-	-	-	-	-	-	(861,614)	(861,614)

Balances as of December 31, 2005	442	191,667	575	530,864	1,558	-	37,675	(861,614)	(101,408)

Conversion of Note Payable into Series A Redeemable convertible Preferred Stock	135	58,333	-	-	-	-	-	-	-

Issuance of Series B Convertible Preferred Stock, net of $115,683 of financing costs			670	554,317	-	-	-	-	-

Net loss	-	-	-	-	-	-	-	(1,251,390)	(1,251,390)

Balances as of December 31, 2006	577	$250,000	1,245	$1,085,181	1,558	-	$37,675	$(2,113,004)	$(740,148)

Healthcare Providers Direct, Inc.
STATEMENTS OF CASH FLOWS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

	2006	2005
Cash flows from operating activities:
Net loss	$(1,251,390)	$(861,614)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	8,019	2,584
Amortization of intangible	55,555	41,667
Expenses paid by shareholder on behalf of the Company	-	37,675
Allowance for doubtful accounts	23,360	10,152
Changes in operating assets and liabilities:
Accounts receivable	(22,990)	(70,682)
Inventories	(127,425)	(33,646)
Prepaid expenses and other current assets	(14,289)	(16,208)

Accounts payable	318,045	72,591
Accrued expenses and accrued royalty	259,664	432,189
Net cash used in operating activities	(751,451)	(385,292)

Cash flows from investing activities:
Purchases of office & computer equipment	(2,348)	(22,596)
Intangible asset		(250,000)
	(2,348)	(272,596)
Cash flows from financing activities:
Proceeds from notes payable	340,000	250,000
Proceeds from sale of Series B preferred stock, net of issuance costs of $115,683 and $44,136	554,317	530,864
Net cash provided by financing activities	894,317	780,864

Net increase in cash and cash equivalents	140,518	122,976
Cash and cash equivalents at beginning of period	122,976	-
Cash and cash equivalents at end of period	$263,494	$122,976

Supplemental disclosures of cash flow information:
Cash paid during period for interest	$3,290	2,150
Cash paid during period for taxes	750	-

Supplemental Non-Cash Financing Transactions:
Conversion of note payable into Series A redeemable preferred stock	$58,333	$191,667
Expenses paid by shareholders on behalf of the Company	-	37,675

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

1.	BASIS OF PRESENTATION

Basis of Presentation—Healthcare Providers Direct, Inc (the “Company”) was incorporated in the state of Delaware on October 29, 2004 and commenced operations on January 3, 2005. The Company, located in Lawrenceville, New Jersey, sells and distributes diagnostic tests directly to physician offices and other healthcare providers in the United States.

Liquidity— The Company had net losses of ($1,251,390) and ($861,614) for the year ended December 31, 2006 and for the period from January 3, 2005 (commencement of operations) through December 31, 2005 and an accumulated deficit of ($2,113,004) as of December 31, 2006. In addition, the Company has a net working capital deficiency of ($907,267) as of December 31, 2006, all of which raise substantial doubt about the Company’s ability to continue as a going concern. The Company has taken steps to mitigate the negative operating results by attempting to increase their sales by expanding their market, introduction of new products, and an increased emphasis on sales and marketing. The Company’s ultimate success is dependent upon its ability to raise additional capital. The Company completed a Share exchange into a public company shell on February 7, 2007, thereby offering access to the public markets. (see Note 13). The financial statements have been prepared on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. There have been no adjustments to the financial statements to reflect the outcome of this uncertainty.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Uses of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates used in the Company’s financial statements included depreciation rates and allowances for doubtful accounts. Actual results could differ from those estimates.

Cash Equivalents - The Company considers all highly liquid securities with maturities of 90 days or less when purchased to be cash equivalents. Cash equivalents consist primarily of money market instruments, bank certificates of deposits and commercial paper.

Accounts Receivable and Allowance for Doubtful Accounts - The Company extends credit to its customers, based upon credit evaluations, in the normal course of business, primarily 30-60 day terms. Bad debt expense is provided on the allowance method based on historical experience and management’s evaluation of outstanding accounts receivable. Accounts are written off when they are deemed uncollectible. The Company does not require collateral from its customers.

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory—Inventory, consisting of product to be sold to customers, is stated at the lower of cost or market. Cost is determined using the average costing method. Inventory consists primarily of finished goods.

Office & Computer Equipment - Office & computer equipment is stated at cost, less accumulated depreciation. Repair and maintenance costs are charged to operating expense as incurred. Depreciation is calculated principally on the straight-line method over the estimated useful lives of the assets ranging from three to five years.

Intangible Assets - Intangible assets consist of license agreements for various products. These license agreements are being amortized on a straight-line basis over the life of the contracts which expire on September 2009.

Long Lived Assets - The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of any asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less the costs to sell. To date, no impairment losses have been recognized.

Income Taxes—The Company accounts for income tax in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred tax assets to the amount expected to be realized.

Revenue Recognition— Revenue is recognized when goods are shipped, provided that there is evidence of an arrangement with the customer, the price is fixed and collection is reasonably assured. The Company accrues for sales returns and other allowances based upon specific customer situations and the Company's history of sales returns.
.
Shipping & Handling Costs - Amounts paid to the Company for shipping and handling by customers are included in sales. Amounts the Company incurs for shipping and handling costs are included in cost of sales.

Royalties - the Company is required to pay royalties under license arrangements based upon revenue earned from the sales of licensed product. The Company records royalty expense when the related revenue is recognized.

Fair Value of Financial Instruments - Statement No. 107, Disclosure About Fair Value of Financial Instruments, requires the disclosure of the fair value of certain financial instruments. Cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, note(s)  payable and

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

other current liabilities are reflected on the accompanying balance sheet at carrying value which approximates fair value due to the short-term nature of these instruments.

Recent Accounting Pronouncements — In June, 2006 the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company's financial statements in accordance with FASB Statement No. 109. FIN 48 stipulates a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, and interest and penalties. The provisions of FIN 48 are to be effective for fiscal years beginning after December 15, 2006. The Company has adopted this pronouncement which had no impact on our financial position or results of operations.

3.	ACQUISITION OF INVENTORY & INTANGIBLES

In April 2005, the Company entered into an agreement (the “Agreement”) with DiagXotics, Inc. (“Diagxotics”) and Spencer Trask Specialty Group LLC (“Spencer Trask”) for the acquisition of certain ZstatFlu and shrimp diagnostic inventory and the right, title and interest in certain license agreements for the ZstatFlu test and shrimp diagnostic test. The license agreements terminate on October 9, 2009.

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

3.	ACQUISITION OF INVENTORY & INTANGIBLES (CONTINUED)

Diagxotics is an affiliate of Spencer Trask. Two members of the Board of Directors of the Company are also employees’ of Spencer Trask. As a result, the acquisition of inventory and intangibles discussed below was considered a related party transaction and the inventory was recorded by the Company at its carrying amount. The values of the licenses were recorded as intangible assets based upon the amounts to be paid under the agreements. The Company is amortizing these intangible assets over the life of the license which expires on October 9, 2009. The following summarizes the obligations of the Company under the license arrangements:

•
The Company must pay 50% of the net sales of the shrimp diagnostic test to Stolle Milk Biologics Inc., up to a total of $50,000 which is due no later than December 31, 2006. The amounts accrued as of December 31, 2006 and 2005 were $24,698 and $46,109, respectively, and is included in accrued royalties. This amount is for the license to manufacture and distribute the shrimp diagnostic test and has been capitalized and amortized as an intangible asset on the accompanying balance sheet. For the year ended December 31, 2006 and the period from January 3, 2005 (commencement of operations) through December 31, 2005, the amounts amortized were $11,111 and $8,333, respectively, and are included in general and administrative expenses on the accompanying statement of operations.

•
The Company must pay approximately 16.67% of the net sales of the ZstatFlu tests to Spencer Trask, up to a total of $100,000 which is due no later than December 31, 2006. This amount was fully accrued for as of December 31, 2006 and is included in accrued royalties. This amount is for the license to manufacture and distribute the ZstatFlu tests and has also been capitalized and amortized as an intangible asset on the accompanying balance sheet. For the year ended December 31, 2006 and the period from January 3, 2005 (commencement of operations) through December 31, 2005, the amounts amortized were $22,222 and $16,667, respectively and are included in general and administrative expenses on the accompanying statement of operations.

•
The Company must pay 50% of net sales of the ZstatFlu tests to ZymeTx Associates, LLC (“Associates”), an affiliate of the Company and an affiliate of Diagxotics, up to $1,700,000. As of December 31, 2006 and 2005, the amounts accrued were $93,462 and $53,350, respectively.

•
The Company must pay approximately 1.5% of the net sales of the ZstatFlu test to the Oklahoma Medical Research Foundation, up to $140,000. As of December 31, 2006 and 2005, the amounts accrued were $3,736 and $1,691, respectively.

•
The Company paid $100,000 in license fees to ZymeTx, Inc., an affiliate of Associates, during 2005 for the rights to sell the ZstatFlu test and the shrimp diagnostic tests. This amount has been capitalized and amortized as an intangible asset on the accompanying balance sheet. For the year ended December 31, 2006, and the period from January 3, 2005 through December 31, 2005, the amounts amortized were $22,222 and $16,667, respectively and are included in general and administrative expenses on the accompanying statement of operations.

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005

(Commencement of Operations) through December 31, 2005

3.	ACQUISITION OF INVENTORY & INTANGIBLES (CONTINUED)

Amortization of intangible assets were $55,555 and $41,667 for the year ended December 31, 2006 and the period from January 3, 2005 (commencement of operations) through December 31, 2005, respectively. The Company estimates intangible amortization expense to be $55,556 for the years ended December 31, 2006, 2007 and 2008. The Company estimates intangible amortization expense to be $41,445 for the year ended December 31, 2009.

4.	OFFICE AND COMPUTER EQUIPMENT

Property and equipment consists of the following at December 31, 2006 and 2005:

	2006	2005

Office & computer equipment	$24,944	$22,596
Less: accumulated depreciation	(10,603)	(2,584)
Office & computer equipment, net	$14,341	$20,012

Depreciation expense amounted to $8,019 and $2,584 for the year ended December 31, 2006 and the period from January 3, 2005 (commencement of operations) through December 31, 2005.

5.	NOTES PAYABLE

On February 26, 2006, a member of the Board and Series A holder agreed to lend the Company $150,000 in three installments (which was subsequently repaid on January 22, 2007). The principal amount of each loan installment, plus interest at 8.5%, must be repaid within 180 days unless converted. At any time while the principal is outstanding, the principal plus accrued interest can be converted into shares of Series B at a price of $875 per share. The Company also agreed to issue to the holder a warrant to purchase that number of additional shares of Series B such that, upon conversion of such shares to Common Stock, the converted shares would represent 0.5% of all of the Company’s issued and outstanding Common Stock on a fully diluted basis. The price for such shares would be $0.1359 per share. On February 6, 2007, a warrant  to purchase 301,735 shares of common stock was  issued in connection with this note payable which has a value of $27,156 and was charged to G&A expense.

On June 1, 2006, the Company issued promissory notes in the aggregate principal amount of $90,000 to the officers of the Company. These notes mature on June 1, 2007, accrue interest at 8.5% and are secured by the assets of the Company, subject to the security interest of the Board member who issued the convertible note payable (Note 6).

On October 5, 2006, a $100,000 10% per annum bridge loan was issued in connection with the reverse merger to the Company from Investa Capital Corp, (which was subsequently was repaid on February 7, 2007).

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

6.	CONVERTIBLE NOTE PAYABLE

In June 2005, the Company entered into a note payable agreement with a member of the Board of Directors under which the Board member loaned the Company $250,000 (the “Note”). The Note is convertible into shares of Series A Redeemable Preferred stock based on the amount of fundraising done by the Company through the issuance of Series B Preferred Stock, provided the Company raises at least $500,000 of Series B Preferred Stock (the “Financing”). The Note converts 100%, 577 shares of Series A Redeemable Preferred stock, upon the cumulative issuance of $750,000 of Series B Preferred Stock. During the year ended December 31, 2006 and the period from January 3, 2005 (commencement of operations) through December 31, 2005, $58,333 and $191,667, respectively, of the Note was converted into Series A Redeemable Preferred Stock. As of December 31, 2006, the note had fully converted. The Note bears interest at 10% per year. Accrued interest as of December 31, 2006 and 2005 was $5,914 and $3,125 and is included in accrued expenses on the accompanying balance sheet.

7.	COMMITMENTS AND CONTINGENCIES

Operating Lease

In January 2006, the Company entered into an operating lease for its office space, which will expire on January 31, 2008. The lease provides for annual lease payments of approximately $75,350 per year. During 2005, the Company occupied space leased by Gynetics, Inc. which is managed by certain shareholders of the Company, and paid no rent. Since Gynetics, Inc. is considered a related party, the Company imputed a rent expense of $37,675 to reflect the benefit of the free rent and recorded it as rental expense with an offsetting amount recorded as a contribution from the shareholders.

The Company has two licensing agreements for diagnostic tests with terms generally ranging from one to three years, which require the Company to order minimum amounts of diagnostic tests. Should the Company fail to meet these minimum ordering amounts, the agreements can be terminated by the licensing party. Minimum orders (expressed as number of units) required under existing agreements for the next three years are as follows:

2007	60,000

2008	75,000

8.	INCOME TAXES

The Company has incurred losses since inception, which have resulted in net operating losses (NOLs). Since it is more likely than not that the Company will not realize the benefits from these NOLs, the Company has recorded a full valuation allowance against any future tax benefits.

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For  the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

INCOME TAXES (CONTINUED)

The tax effect of the temporary differences that give rise to the Company’s net deferred tax assets at December 31, 2006 and 2005 are set forth below:

Assets:	2006	2005
Deferred tax assets, noncurrent:
Net operating loss carryforwards (NOL’s)	$515,175	$180,094
Accrued expenses	7,654	133,671
Accrued compensation	160,833	70,833
	683,662	384,598
Liabilities:
Deferred tax liabilities, noncurrent:
Depreciation and amortization	(3,698)	(5,871)
Subtotal	679,964	378,737
Valuation allowance	(679,964)	(378,727)
Net deferred tax assets	$-	$-

The Company has recorded a valuation allowance to reflect the estimated amount of deferred tax assets that may not be realized due to the Company’s inability to generate profits to utilize NOL’s. The net increase in the valuation allowance is primarily related to increases in federal and state NOL carryovers.

The Company has approximately $1,288,000 in federal and state NOLs expiring beginning in 2025 and 2012, respectively. Pursuant to Section 382 of the Internal Revenue Code, in the event of an ownership change of more than 50%, the ability of the Company to utilize NOL carry forwards may be limited.

9.	SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

The Series A Redeemable Convertible Preferred stock (the “Series A”) issued as of December 31, 2006 was issued in connection with the conversion of a Note issued by a member of the Board. As a result of this conversion, the Company issued 577 shares of Series A with no par value, for no additional proceeds. The Company is authorized to issue 2,500 shares of Series A. The Series A has equal voting rights with the holders of Common Stock based on the number of shares the Series A holder would have if converted to Common. The Series A has a dividend rate of 6% per annum as adjusted for any stock dividends and splits. Such dividends are cumulative and shall be paid when and if declared by the Board of Directors.

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

9.	SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK(CONTINUED)

The dividend on the Series A is preferential to any dividends declared on the Company’s Common Stock or Series B Convertible Preferred Stock (the “Series B”). As of December 31, 2006 and 2005, the dividend in arrears for the Series A was $15,250 and $1,875. Each share of Series A is convertible, at the option of the holder, on a one for one basis into shares of Common Stock, subject to conversion price adjustments upon certain events. In addition, each share of Series A automatically converts into shares of Common Stock upon the closing of the sale of Common Stock in a public offering pursuant to an effective registration statement under the securities Act of 1933. Each share of Series A is convertible, at the option of the holder, on a one for one basis into shares of Common Stock, subject to conversion price adjustments upon certain events. In addition, each share of Series A automatically converts into shares of Common Stock upon the closing of the sale of Common Stock in a public offering pursuant to an effective registration statement under the securities Act of 1933. In addition to the above terms, the Company entered into an Investor Rights Agreement with the sole shareholder of the Series A that allows for the redemption of the Series A. If the Company successfully completes a Financing as defined in Note 5, then at anytime between the second and third anniversaries of the Note Agreement, the sole shareholder may require the Company to redeem the Series A converted from the Note at three times its calculated value, not to exceed $250,000. The redemption of the Series A by the holder is contingent upon the approval of the Company’s Board of Directors, acting in good faith. If the Company successfully completes the Financing, then the Company may purchase some or all of the Series A converted from the Note at four times their calculated value. In the event of a liquidation, each holder of Series A, is entitled to receive, prior and in preference to any distribution to the holders of Common Stock or Series B, the value of the Series A plus declared but unpaid dividends. The Company incurred no attorney and related expenses associated with the Series A financing.

10.	SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK

From January through December of 2006, the Company issued 1,245 shares of Series B with par value of $1,000 per share, for gross proceeds of $1,245,000. The Series B has a dividend rate of 6% per annum as adjusted for any stock dividends and splits. Such dividends are cumulative and shall be paid when and if declared by the Board of Directors. The dividend on the Series B Convertible Preferred is preferential to any dividends declared on the Company’s Common Stock. As of December 31, 2006 and 2005, the dividend in arrears for the Series B is $54,725 and $11,375. In the event of a liquidation, each holder of Series B, is entitled to receive, prior and in preference to any distribution to the holders of Common Stock, the value of the Series B plus declared but unpaid dividends. The Series B is redeemable at the option of the holder beginning 6 months after the holders of the Series A cause a redemption of the Series A, and for a period of one year after. The holders of the Series B can redeem 1/9th of their outstanding hares for three times par value, contingent upon the approval of the Company’s Board of Directors, acting in good faith. Each share of Series B is convertible, at the option of the holder, on a one for one basis into shares of Common Stock, subject to conversion price adjustments upon certain events. In addition, each share of Series B automatically converts into shares of Common Stock upon the closing of the sale of Common Stock in a public offering pursuant to an effective registration statement under the securities Act of 1933. The Company incurred approximately $160,000 in attorney and related expenses associated with the Series B financing.

HEALTHCARE PROVIDERS DIRECT, INC.

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

11.	SIGNIFICANT RISKS AND UNCERTAINTIES

Concentration of Cash Balance - The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

Major Customers - Approximately 25% of revenues for the year ended December 31, 2006 were from 10 customers; No customer accounted for more than 10% of revenues for this period. In addition, approximately 25% of accounts receivable at December 31, 2006 were from these customers. The Company has established and maintained positive business relationships with these customers and has not had issues with collections. Therefore, the Company believes it is not exposed to any significant risk with them. Approximately 21% of revenues for the period from January 3, 2005 (commencement of operations) through December 31, 2005 were from 2 customers; 11% from one customer and 10% from the second customer. No other customer accounted for more than 10% of revenues for the period from January 3, 2005 (commencement of operations) through December 31, 2005. In addition, approximately 2% of accounts receivable at December 31, 2005 were from these customers. The Company has established and maintained positive business relationships with these customers and has not had issues with collections. Therefore, the Company believes it is not exposed to any significant risk with them.

Major Suppliers - For the year ended December 31, 2006, 2 suppliers accounted for 90% of materials purchased, which was approximately $300,000. Major suppliers are considered to be those who accounted for more than 10% of total purchases. Management believes that other suppliers could provide similar materials on comparable terms and a change in suppliers would not affect operating results adversely. For the period from January 3, 2005 (commencement of operations) through December 31, 2005, 4 suppliers accounted for 90% of materials purchased, which was approximately $135,000. Major suppliers are considered to be those who accounted for more than 10% of total purchases. Management believes that other suppliers could provide similar materials on comparable terms and a change in suppliers would not affect operating results adversely

12.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

An officer of the Company is also an officer of ZymeTx, Inc. Two members of the Board of Directors of the Company are also employees’ of Spencer Trask. Spencer Trask is also an affiliate of Diagxotics. Through these relationships the Company received inventory and license agreements for $250,000 as part of an assignment and assumption agreement (see Note 3). As part of this assignment and assumption agreement, the Company was to pay ZymeTx, Inc. $100,000 for the sole right to distribute the flu test by paying certain expenses on behalf of ZymeTx, Inc. up to the $100,000 amount. As of December 31, 2006, the Company paid an additional $23,512 of ZymeTx, Inc.’s expenses above the $100,000 amount which is recorded as a receivable and  for which it is fully reserved. The receivable from ZymeTx Inc. is included in accounts receivable on the accompanying balance sheet.

During 2005 the Company shared rental space with Gynetics, Inc. a business run by the Company’s current management. The Company entered into its own lease agreement beginning January 2006 and will continue to share rental space with the above mentioned company during the course of the year.

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

13.	DEFINED CONTRIBUTION RETIREMENT PLAN

The Company maintains a 401(k) plan for its employees. Employees are eligible to participate in the plan immediately upon joining the Company. Under the terms of the plan, employees are entitled to contribute from 1% to 20% of their total compensation, within the limitations established by the Internal Revenue Code. The Company has agreed to make matching contributions in the amount of 100% on the first 5% of compensation deferred as an elective deferral allocated each payroll period. For the year ended December 31, 2006, the Company’s contribution was approximately $10,500 as compared to $4,000 for the period from January 3, 2005 through December 31, 2005.

14.	STOCK OPTION PLAN

On December 18, 2006, the HPD Board of Directors adopted the Healthcare Providers Direct, Inc. Stock Option Plan (the “Plan”) which provides for the grant of Incentive Stock Options and Nonqualified Stock Options. On December 27, 2006 our shareholders approved the Plan.

Key employees, consultants and non-employee directors of the Company are eligible to receive awards under the Plan. Except to the extent set forth in any award agreement to the contrary, options granted under the Plan vest in three equal annual installments for non-employee directors and in four equal annual installments for all other option holders commencing on the first anniversary of the date of grant. Options are granted at no less than Fair Market Value.

The Plan is administered by the Board of Directors which has full power to construe, administer and interpret the Plan, and to adopt such rules and regulations they deem desirable to administer the Plan. The determination of the Board of Directors regarding disputes, questions, construction and interpretation of the Plan, is final, conclusive and binding. The Plan permits the Board of Directors to delegate its authority to any person it deems appropriate.

There are 6,402,672 shares of Common Stock reserved for issuance upon the exercise of options. The maximum number of shares of Common Stock that may be issued in connection with options granted under the Plan is 6,402,672 shares of Common Stock, subject to adjustments provides under the Plan.

Options have a term of ten years. In the event of a termination of employment or service, options that are vested at the time of such termination generally remain exercisable for ninety days in the event of involuntary termination or termination due to retirement or disability, and for one year in the event of termination due to death. Vested options are immediately canceled upon termination for “Cause”. All unvested options are canceled immediately upon termination for any reason. Upon the date of a “Change in Control” all outstanding unvested options become immediately vested and fully exercisable.

No options were granted under the Plan for the period ended December 31, 2006.

15.	SUBSEQUENT EVENTS

Reverse Merger, Name Change and Reverse Stock Split

On January 24, 2007, the Company formed a wholly-owned subsidiary, Healthcare Providers Direct, Inc., a Nevada corporation and on January 24, 2007, completed a short-form merger pursuant to the Nevada Revised Statutes, and effectively changed its name to “Healthcare Providers Direct, Inc.”, a Nevada corporation. In addition, effective January 24, 2007, the Company effected a one (1) for two (2) reverse stock split of the Company’s authorized and issued and outstanding common stock. As a result, the authorized capital has decreased from 750,000,000 shares of common stock with a par value of $0.001 to 375,000,000 shares of common stock with a par value of $0.001. The Company’s issued and outstanding share capital has now decreased from 30,000,000 shares of common stock to 15,000,000 shares of common stock.

The Share Exchange Agreement

Effective February 7, 2007, the Company entered into a definitive Share Exchange Agreement with Healthcare Providers Direct, Inc., a Delaware corporation (“HPD”) and the shareholders of HPD pursuant to which HPD became a wholly-owned subsidiary of the Company (the “Merger”). The share exchange agreement provided for the acquisition of all of the issued and outstanding capital stock of HPD consisting of 4,683 shares of common stock (on an as-converted, issued and outstanding basis), in exchange for 34,464,038 shares of the Company’s common stock, par value $.001 per share (the “Share Exchange”).

Prior to the closing of the Share Exchange, the Company had 30,000,000 shares of common stock issued and outstanding and subsequent to the Share Exchange it had 44,864,038 shares of common stock issued and outstanding. The share exchange will be accounted for as a reverse merger for accounting purposes. Upon the closing of the Merger on February 7, 2007, HPD become a wholly-owned subsidiary of the Company.

The Share Exchange is being accounted for as a “reverse merger,” since as a result of the Share Exchange the shareholders of HPD now own a majority of the outstanding shares of the common stock of Alpha. HPD is deemed to be the acquirer in the Share Exchange for accounting purposes and, consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements will be those of HPD and will be recorded at the historical cost basis of HPD. As a result of the Share Exchange, there was a change in control of Alpha, however, Alpha will continue to be a “small business issuer,” as defined under the Exchange Act of 1934, as amended (the “Exchange Act”).

HEALTHCARE PROVIDERS DIRECT, INC.

Healthcare Providers Direct, Inc.

NOTES TO THE FINANCIAL STATEMENTS
For the year ended December 31, 2006 and for the period from January 3, 2005 (Commencement of Operations) through December 31, 2005

15.	SUBSEQUENT EVENTS(CONTINUED)

Investa Warrants

On February 7, 2007, the Company issued warrants to Investa Capital Partners Inc. (“Investa”) which are exercisable in two tranches. The tranche A warrants give Investa the right to purchase 2,705,659 shares of common stock at an exercise price of $0.1848 per share. The tranche B warrants give Investa the right to purchase 2,032,982 shares of common stock at an exercise price of $0.2459 per share. Both the tranche A and the tranche B warrants are exercisable for a period of 365 days from the date of issuance. Until such time that the Company has raised an aggregate of $2,500,000 in one or more PIPE Financings, the Company shall have the right to force Investa to exercise the tranche A and the tranche B Warrants in the following manner:

o
With respect to the tranche A warrants, in the event the Company has not raised an aggregate of $2,500,000 in one or more PIPE Financing, the Company may force the exercise of up to $500,000 of the tranche A warrants no earlier than 90 days from the date of issuance.

o
With respect to the tranche B warrants, in the event the Company has not raised an aggregate of $2,500,000 in one or more PIPE Financing and the Company has an effective registration statement pursuant to the Securities Act covering all the shares of of common stock underlying the tranche A warrant and the tranche B warrant, the Company may force the exercise of up to an $500,000 of the tranche B warrants no earlier than 90 days from the exercise of tranche A warrants.

Private Placement

During the period from January 1, 2007 through February 5, 2007, the Company sold, in a private placement, 1,303 shares of its Series B Convertible Preferred Stock, par value $1,000 per share, which raised a total of $1,303,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Healthcare Providers Direct, Inc.

Date: May 9, 2007	By:	/s/ Norman Proulx
Norman Proulx
President